----------------------------------------

                                                      OMB APPROVAL

                                        ----------------------------------------

                                          OMB Number:     3235-0059

                                          Expires:     February 28, 2006

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                                          hours per response 12.75
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.     )


       Filed by the Registrant |X|

       Filed by a Party other than the Registrant |_|


       Check the appropriate box:


|_|    Preliminary Proxy Statement

|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

|X|    Definitive Proxy Statement

|_|    Definitive Additional Materials

|_|    Soliciting Material Pursuant to ss.240.14a-12



                               INTELLIGROUP, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)    Title of each class of securities to which transaction applies:

       2)    Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)    Proposed maximum aggregate value of transaction:

       5)    Total fee paid:

|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

       2)    Form, Schedule or Registration Statement No.:

       3)    Filing Party:

       4)    Date Filed:

                  PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE
SEC 1913 (04-04)  FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

                                                                December 9, 2005

                               INTELLIGROUP, INC.
                               499 THORNALL STREET
                            EDISON, NEW JERSEY 08837

To Our Shareholders:

          You are most cordially invited to attend the 2005 Annual Meeting of Shareholders of Intelligroup, Inc. at 10:00 A.M., local time, on Tuesday, December 27, 2005, at the Sheraton at Woodbridge Place, 515 Route One South, Iselin, New Jersey.

          The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

          It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy card in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Also, registered and most beneficial shareholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the enclosed proxy. I urge you to vote your proxy as soon as possible. In this way, you can be sure your shares will be voted at the meeting. Your shares will be voted in accordance with the instructions you have given in your proxy.

          Thank you for your continued support.

                                           Sincerely,



                                           Vikram Gulati

                                           President and Chief Executive Officer

                               INTELLIGROUP, INC.
                               499 THORNALL STREET
                            EDISON, NEW JERSEY 08837

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 27, 2005

          The Annual Meeting of Shareholders (the "Meeting") of INTELLIGROUP, INC., a New Jersey corporation (the "Company"), will be held at 10:00 A.M., local time, on Tuesday, December 27, 2005, at the Sheraton at Woodbridge Place, 515 Route One South, Iselin, New Jersey, for the following purposes:

(1) To elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;



(2) To ratify the appointment of J.H. Cohn LLP as independent public registered accounting firm for the year ending December 31, 2005;



(3) To approve the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock to fifty million (50,000,000);



(4)  To adopt the Second Amendment to the 2004 Equity Incentive Award Plan; and



(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

          Holders of Common Stock of record at the close of business on December 2, 2005 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination by any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. ALSO, REGISTERED AND MOST BENEFICIAL SHAREHOLDERS MAY VOTE BY TELEPHONE OR OVER THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY. I URGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. IN THIS WAY, YOU CAN BE SURE YOUR SHARES WILL BE VOTED AT THE MEETING. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD FROM THE COMPANY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                      By Order of the Board of Directors



                                      Vikram Gulati

                                      President and Chief Executive Officer



Edison, New Jersey

December 9, 2005


THE COMPANY'S 2004 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                               INTELLIGROUP, INC.
                               499 THORNALL STREET
                            EDISON, NEW JERSEY 08837


                                 PROXY STATEMENT


          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intelligroup, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, December 27, 2005 (the "Meeting") at 10:00 A.M., local time, at the Sheraton at Woodbridge Place, 515 Route One South, Iselin, New Jersey, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), as of the close of business on December 2, 2005 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 35,102,440 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

          If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the seven nominees named below as Directors, (ii) FOR the ratification of the appointment of J.H. Cohn LLP as independent public registered accounting firm for the year ending December 31, 2005, (iii) FOR the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock to fifty million (50,000,000); (iv) FOR the adoption of the Second Amendment to the 2004 Equity Incentive Award Plan; and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

          The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

          Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

          This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about December 9, 2005. The Company's Annual Report to shareholders of the Company for the year ended December 31, 2004, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of December 2, 2005. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of December 9, 2005.

                              ELECTION OF DIRECTORS

          At the Meeting, seven Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

          It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

          The current members of the Board of Directors who are also nominees for election to the Board are:


                                                        SERVED AS A        POSITIONS WITH
NAME                                        AGE        DIRECTOR SINCE      THE COMPANY
----                                        ---        --------------      -----------
Vikram Gulati                               40              2005           President,
                                                                           Chief Executive Officer and Director

Ravi Adusumalli......................       29              2004           Director
Ajit Isaac...........................       38              2004           Director
Srinivasa Raju.......................       44              2004           Director
Sandeep Reddy........................       37              2004           Director
Alexander Graham Wilson..............       57              2002           Director
Andrew Yan                                  48              2004           Director

         The principal occupations and business experience, for at least the past five years, of each director is as follows:

         Vikram Gulati. Vikram Gulati was appointed to the Board of Directors and to the positions of President and Chief Executive Officer effective April 4, 2005. Prior to joining the Company, Mr. Gulati held a number of positions in business development and business management with Wipro Limited ("Wipro") from 1988 through 2005. Mr. Gulati most recently served as the head of Wipro's Global Enterprise Application Solutions Group.

         Ravi Adusumalli. Ravi Adusumalli was appointed to the Board of Directors of the Company in September 2004 in accordance with the terms of the Common Stock Purchase Agreement dated September 29, 2004 by and between the Company, SB Asia Infrastructure Fund LP, and Venture Tech Assets Ltd., which allowed SB Asia Infrastructure Fund LP and Venture Tech Assets Ltd. to collectively designate five directors to the Company's Board of Directors. Mr. Adusumalli joined Softbank Asia Infrastructure Fund (SAIF) in early 2002 and is currently a General Partner and Head of SAIF's India Operations. Prior to joining SAIF, Mr. Adusumalli was an Associate Partner with Mobius Venture Capital, a $1.25 billion early stage venture capital firm in Silicon Valley. He previously worked at Credit Suisse First Boston as an Associate and with Wasatch Funds, a mutual fund with over $9 billion in assets that specialized in small cap and micro cap companies listed on US and international exchanges. Mr. Adusumalli graduated from Cornell University with a Bachelors of Arts in Economics and Government. Mr. Adusumalli serves on the board of directors of SAIF's investments in SEVEN Networks, Investsmart, Sky Pilot Networks, MakeMyTrip, and Intelligroup.

         Ajit Isaac. Ajit Isaac was appointed to the Board of Directors of the Company in September 2004 in accordance with the terms of the Common Stock Purchase Agreement dated September 29, 2004 by and between the Company, SB Asia Infrastructure Fund LP, and Venture Tech Assets Ltd., which allowed SB Asia Infrastructure Fund LP and Venture Tech Assets Ltd. to collectively designate five directors to the Company's Board of Directors. Mr. Isaac is an industry specialist on human capital related issues in India. Mr. Isaac founded and is Managing Director of PeopleOne Consulting (I) Pvt. Ltd., which was recently acquired by Adecco. Prior to founding PeopleOne Consulting in June 2000, Mr. Isaac worked with Essar Group, one of India's largest business conglomerates, in various leadership roles. Mr. Isaac is a gold medalist in his post graduate program in personnel management from the Madras School of Social Work. A British Chevening Scholar, he has also completed a Manager's for Leadership Program from Leeds University. Mr. Isaac is presently on the Board of Adecco PeopleOne India Limited. Mr. Isaac is the Director of POC ME FZ LLC at Middle East and the Chairman of Cornell International in India.

         Srinivasa Raju. Srinivasa Raju was appointed to the Board of Directors of the Company in September 2004 in accordance with the terms of the Common Stock Purchase Agreement dated September 29, 2004 by and between the Company, SB Asia Infrastructure Fund LP, and Venture Tech Assets Ltd., which allowed SB Asia Infrastructure Fund LP and Venture Tech Assets Ltd. to collectively designate five directors to the Company's Board of Directors. Mr. Raju is the founder and Chairman of iLabs, a private equity investor in the domains of intellectual property in life sciences, telecommunications and technology based products and services. Prior to founding iLabs, from 1992 until 2003, Mr. Raju served as a Director of Satyam Computer Services, Ltd. and also served as Chief Operating Officer of Satyam Computer Services Ltd. from 1992 until 2000. Additionally, Mr. Raju was the founding Chief Executive Officer and Director of Satyam Enterprise Solutions Ltd. From 1994 until 1996, Mr. Raju held the position of Chief Executive Officer of Dun & Bradstreet. Satyam Software Ltd. (now known as Cognizant Technology Solutions). Mr. Raju graduated with honors from R.E.C., Kurukshetra with a Bachelor of Science in Civil Engineering and from Utah State University with a master's degree in Civil & Environmental Engineering.

         Sandeep Reddy. Mr. Reddy was appointed to the Board of Directors of the Company in September 2004 in accordance with the terms of the Common Stock Purchase Agreement dated September 29, 2004 by and between the Company, SB Asia Infrastructure Fund LP, and Venture Tech Assets Ltd., which allowed SB Asia Infrastructure Fund LP and Venture Tech Assets Ltd. to collectively designate five directors to the Company's Board of Directors. Since July 2000, Mr. Reddy has been a Vice Chairman of iLabs, a private equity investor in the domains of intellectual property in life sciences, telecommunications and technology based products and services.

         Alexander Graham (Alick) Wilson. Alick Wilson was elected to the Board of Directors in June 2002. Mr. Wilson is a Director of and principal consultant at Xendra Limited, a New Zealand based management and ICT consultancy. He is an expert reviewer for the New Zealand Foundation for Research, Science & Technology, a member of the GNSO Council of ICANN, a member of the Advisory Board of T-Up, a technology business incubator and a mentor at Creative HQ, a creative and ICT business incubator. From 1984 to 1998 Mr. Wilson worked for Azimuth Consulting Limited, an independent management and ICT consulting company based in Wellington, New Zealand, which he co-founded. Azimuth grew to become the largest company of its kind in New Zealand, with offices in New Zealand, Australia, the Philippines and Thailand. Azimuth was acquired by Intelligroup, Inc in late 1998. From 1994 to 1995 he was a Director of Public Record Access New Zealand Limited, a joint venture between Telecom New Zealand, Unisys and Azimuth. From 1992 to 1997 he was a member of the Executive Committee of the Information Technology Association of New Zealand. Earlier in his career Mr. Wilson was a scientist with the New Zealand Department of Scientific and Industrial Research and a systems engineer and salesman with Burroughs (now Unisys). Mr. Wilson is a member of the New Zealand Computer Society (MNZCS) and the Institute of Directors in New Zealand. Mr. Wilson received a mathematics degree with honors from the University of Auckland and has undertaken postgraduate research in computer science at Monash University, Melbourne.

         Andrew Y. Yan. Andrew Y. Yan was appointed to the Board of Directors of the Company in September 2004 in accordance with the terms of the Common Stock Purchase Agreement dated September 29, 2004 by and between the Company, SB Asia Infrastructure Fund LP, and Venture Tech Assets Ltd., which allowed SB Asia Infrastructure Fund LP and Venture Tech Assets Ltd. to collectively designate five directors to the Company's Board of Directors. Mr. Yan joined Softbank Asia Infrastructure Fund (SAIF) in late 2001 as Executive Managing Director. Prior to joining SAIF, Mr. Yan worked at Emerging Markets Partnership, the Principal Advisor to the US$2.6 billion AIG Asian Infrastructure Funds, from 1995 to 2001 as Managing Director and Head of the Hong Kong office. Mr. Yan has also worked at Sprint International Corporation as Director for Strategic Planning and Business Development for the Asia Pacific region, the Hudson Institute, the World Bank and the State Commission for Economic Restructuring of the State Council of China. Mr. Yan received a Bachelors degree with distinction in engineering from the Nanjing Aeronautics Institute, a Masters degree with Top Honorary Prize for his thesis from Beijing University and a Masters degree from Princeton University where he also worked toward a Ph.D. He also studied international finance at the Wharton School Executive MBA Program. Mr. Yan is on the board of directors of SAIFs investments in Mobi, Novel, Topsec, 263.net and UnionPay Merchant. He is also an independent director of China Oilfield Services Limited and Stone Electronic Technology Limited (both listed on the Hong Kong Stock Exchange), China Eastern Communications Co., Ltd. (listed on the Shanghai Stock Exchange) and a governor of the Chinese Venture Capital Association. Mr. Yan has published a book entitled Trial after Triumph: East Asia after the Cold War (1992).


          All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the executive officers, Directors and key employees of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

          RATIFICATION OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

          The Board of Directors of the Company has, subject to shareholder approval, retained J.H. Cohn LLP as independent public registered accounting firm of the Company for the year ending December 31, 2005. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as public registered accounting firm.

          One or more representatives of J.H. Cohn LLP are expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

Independent Public Registered Accounting Firm Fees and Other Matters

         Audit Fees.

         For the years ended December 31, 2004, 2003 and 2002, J.H. Cohn LLP billed or expects to bill fees in 2005 as indicated below. Those fees were for professional services rendered in connection with the audit of the Company's consolidated financial statements for the most recent fiscal year as well as the re-audits of 2003 and 2002 and the reviews of the consolidated financial statements included in each of the Company's Quarterly Reports on Form 10-Q or included in this Form 10-K. Such fees exclude $97,445 billed in 2004.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                       Year-end audits            Year-end audits of       Interim Quarterly Reviews
                                                                Intelligroup Asia Pvt.
                                                                       Limited
------------------------------- ---------------------------- ---------------------------- ----------------------------
Audit fees                               $2,140,000                     $142,000                    $342,000
------------------------------- ---------------------------- ---------------------------- ----------------------------

         Audit Related Fees

         For the fiscal year ended 2004, J.H. Cohn LLP billed the Company $28,000 in fees for professional services rendered in connection with the audit of the Company's 401(k) retirement plan.

         Tax Fees

         None.

         All Other Fees.

         None.

         The Audit Committee has sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee pre-approves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee approved the services described above under audit-related fees rendered in connection with the audit of the Company's 401(k) retirement plan.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         On November 1, 2004, the Company's Audit Committee appointed J.H. Cohn LLP ("J.H. Cohn") as the Company's independent registered public accounting firm following the October 26, 2004 resignation of Deloitte & Touche LLP ("Deloitte"), the Company's former independent registered public accounting firm.

         The reports of Deloitte on the Company's consolidated financial statements for the two fiscal years prior to their resignation did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period through the date of Deloitte's resignation, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports. During the Company's two fiscal years immediately preceding Deloitte's resignation and the subsequent interim period through the date of Deloitte's resignation, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation of S-K.

         Previously on September 24, 2004, the Company announced its intention to restate its prior period financial statements after the Audit Committee concluded that the Company's previously issued consolidated financial statements for the years ended December 31, 2003, 2002 and 2001, as well as all quarterly periods beginning January 1, 2001 through the quarter ended March 31, 2004, should no longer be relied upon. Subsequently the Company decided to engage J.H. Cohn to re-audit its consolidated financial statements for the years ended December 31, 2003 and 2002 and to re-review the quarterly periods included therein and the quarterly period ended March 31, 2004. The restated financial statements were filed in the Company's annual report on Form 10-K for the year ended December 31, 2004 ("2004 Annual Report"). Please refer to the 2004 Annual Report for complete details regarding the restatement.


          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM.

                            AMENDMENT OF THE CHARTER

          The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of its common stock from forty million (40,000,000) to fifty million (50,000,000), each share of common stock having a par value of $.01 ("Common Stock"). A copy of the proposed Certificate of Amendment is attached hereto as Annex A. The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company's Certificate of Incorporation with the New Jersey Secretary of State.

------------------------------------- ----------------------------------- -----------------------------------

                                      As of December 8, 2005              Upon Effectiveness of Amendment
------------------------------------- ----------------------------------- -----------------------------------

Shares of Common Stock authorized     40,000,000                          50,000,000
------------------------------------- ----------------------------------- -----------------------------------

Shares of Common Stock issued and     35,102,440                          35,102,440
outstanding
------------------------------------- ----------------------------------- -----------------------------------

Shares of Common Stock reserved for   4,740,910                           4,740,910
issuance under Company's equity
plans
------------------------------------- ----------------------------------- -----------------------------------

Shares of Common Stock available      156,650                             10,156,650
for future issuance
------------------------------------- ----------------------------------- -----------------------------------

          The increase in the authorized shares of common stock by ten million (10,000,000) shares would create capital liquidity to permit and enhance opportunities for future growth. The Board believes that with the current level of authorized capital stock, the Company is constrained in its ability to pursue strategic growth opportunities and to enhance shareholder value. The Board considers the proposed increase in the number of authorized shares of Common Stock desirable and in the best interests of the Company because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends and splits, mergers or acquisitions, equity financings and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this proposal.

          The amendment to the Company's Certificate of Incorporation will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment to the Company's Certificate of Incorporation is adopted by the shareholders, the Board will only have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which the Company's securities may then be listed or authorized for quotation.

          The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board of Directors. The Board could use the additional shares to resist or frustrate a third-party transaction by providing an above-market premium that is favored by a majority of independent shareholders. For example, it could implement a rights plan or similar arrangement pursuant to which shares of common stock would be issued to the other stockholders on highly-dilutive terms if the party seeking to take the company over has purchased a substantial amount of Common Stock. At present, the Company does not have any such rights plan or other anti-takeover arrangement in place, nor does the Company have plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. However, two of the Company's shareholders, SB Asia Infrastructure Fund LP ("SAIF") and Venture Tech Assets Ltd. ("Venture Tech"), together hold more than 50% of the Company's Common Stock, and so any attempt by a third party to enter into a takeover transaction, including one involving an above-market premium favored by a majority of independent shareholders, would have to be approved by both SAIF and Venture Tech, or by either of them in addition to a substantial number of independent shareholders. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE CERTIFICATE OF AMENDMENT.

      ADOPTION OF THE SECOND AMENDMENT TO 2004 EQUITY INCENTIVE AWARD PLAN

          The Board of Directors (the "Board") has adopted, subject to stockholder approval, the Second Amendment ("Second Amendment") to 2004 Equity Incentive Award Plan (the "2004 Plan") for members of the Board, employees and consultants of the Company and its subsidiaries. The Second Amendment will become effective upon approval by our stockholders.


SECOND AMENDMENT

          The Second Amendment modifies the 2004 Plan as follows: (i) to increase maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the 2004 Plan during any rolling three calendar-year period to 1,000,000 and (ii) to permit the Compensation Committee of the Board to issue options to purchase up to 500,000 shares of Common Stock with an option exercise price of less than 100% of fair market value (as defined in the 2004 Plan) of the Common Stock on the date of grant. Absent the adoption of the Second Amendment, the 2004 Plan provides that the maximum number of shares of Common Stock that may be subject to one or more awards to an individual participant pursuant to the 2004 Plan during any rolling three calendar year period is 500,000 and no options may be granted with an exercise price that is less than 100% of the Fair Market Value of the Common Stock on the date of grant.

         Adoption of the Second Amendment is intended to permit the Company to comply with certain obligations under its employment agreement with Vikram Gulati (its Chief Executive Officer), dated June 30, 2005. In particular, Mr. Gulati's Employment Agreement provides that, upon the approval of the Second Amendment, Mr. Gulati shall be granted an option to purchase 400,000 shares of Common Stock with an exercise price equal to $1.25 per share (the "CEO Option"). The CEO Option has not yet been granted and will not be granted unless and until the Second Amendment is approved by our stockholders. See "Employment Agreements, Change in Control Agreements, Indemnification Agreements, Non-Disclosure and Non-Solicitation Agreements - Vikram Gulati" for further information about the employment agreement with the Chief Executive Officer.


         The Company is currently considering alternatives to granting the CEO Option to Mr. Gulati because if the exercise price per share of Common Stock subject to the CEO Option ($1.25) is less than the fair market value per share of Common Stock as of the date of grant (i.e., if the CEO Option is a "Discounted CEO Option"), then the Discounted CEO Option may subject to certain adverse tax consequences for Mr. Gulati and/or the Company. See "- Federal Income Tax Consequences," below for additional information regarding the tax consequences related to the Discounted CEO Option. In addition, the Discounted CEO Option may result in an additional charge against earnings or other adverse financial accounting consequences for the Company. In order to avoid such potential adverse tax and accounting consequences, the Company may attempt to negotiate an amendment to Mr. Gulati's employment agreement pursuant to which Mr. Gulati would agree to waive his right to receive the Discounted CEO Option.


2004 PLAN


         The Board believes that the 2004 Plan promotes the success and enhances the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

          The 2004 Plan provides for the grant of both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2004 Plan is set forth below. The summary is qualified by reference to the full text of the 2004 Plan, which is attached as Annex B to this Proxy Statement, the First Amendment to the 2004 Plan, which is attached as Annex C to this Proxy Statement and the Second Amendment to the 2004, which is attached as Annex D to this Proxy Statement.

          ADMINISTRATION

          The 2004 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee may delegate to a committee including one or more executive officers the authority to grant or amend awards to participants other than senior executives of the Company who are subject to
Section 16 of the Exchange Act, employees who are "covered employees" within the meaning of Section 162(m) or officers to whom such authority has been delegated. The Compensation Committee will consist of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, and an "outside director" pursuant to Section 162(m).

          The Compensation Committee will generally have the exclusive authority to administer the 2004 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

          ELIGIBILITY

          Persons eligible to participate in the 2004 Plan include all members of the Board, comprised of seven (7) persons, approximately 1900 employees, and a limited number of consultants of the Company and its subsidiaries, as determined by the Compensation Committee.

          LIMITATION ON AWARDS AND SHARES AVAILABLE

          The maximum number of shares of Common Stock available for issuance under the 2004 Plan is equal to 1,100,000, plus the number of shares of Common Stock which are or become available for issuance under the Company's 1996 Stock Plan (the "Prior Plan"), and which are not issued under such plans. As of November 28, 2005, an aggregate of 4,525,910 shares of Common Stock were available for issuance pursuant to the 2004 Plan, including shares related to the Prior Plan. As of November 28, 2005, there were 3,899,794 options outstanding under the 2004 Plan and Prior Plan, with a weighted average exercise price of $2.34 and a weighted average term of approximately 8.6 years.

          To the extent that an award terminates, expires or lapses for any reason (including for this purpose any option previously granted pursuant to the Prior Plan), any shares subject to the award may be used again for new grants under the 2004 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation (including for this purpose shares so tendered or withheld with respect to options previously granted pursuant to the Prior Plan) may be used for grants under the 2004 Plan. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2004 Plan. Notwithstanding the foregoing, no shares will become available
(a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of stockholder approval of the 2004 Plan or (b) if the return of shares would require additional stockholder approval of the 2004 Plan pursuant to applicable national securities exchange upon which the Company's shares may be listed.

          The shares of Common Stock covered by the 2004 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

          The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the 2004 Plan, as amended, during any rolling three calendar-year period shall be 1,000,000. Under the terms of the existing 2004 Plan, the maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the 2004 Plan during any rolling three calendar-year period was 500,000. As of the record date for the 2005 Annual Meeting of December 2, 2005, the closing price of the Common Stock on the Pink Sheets was $1.60 per share. From January 1, 2005 through December 2, 2005, our directors and employees have not acquired any shares of Common Stock pursuant to the exercise of outstanding stock options.

          AWARDS

          The 2004 Plan provides for the grant of both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2004 Plan. See the "Summary Compensation Table" and "Option Grants in Last Fiscal Year" elsewhere in this Proxy Statement for information on prior awards to named executive officers.

          Stock options, including incentive stock options, as defined under
Section 422 of the Internal Revenue Code (the "Code"), and nonqualified stock options may be granted pursuant to the 2004 Plan. The maximum number of shares that may be delivered upon the exercise of incentive stock options under the 2004 Plan is 1,100,000, plus the number of shares of Common Stock which are or become available for issuance under the Company's 1996 Stock Plan (the "Prior Plan"), and which are not issued under such plans. Under the terms of the 2004 Plan, as amended, the option exercise price of all stock options granted pursuant to the 2004 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, except that the Compensation Committee of the Board may in its discretion issue options to purchase up to 500,000 shares of Common Stock with an option exercise price of less than 100% of the fair market value of the Common Stock on the date of grant. Under the existing 2004 Plan, the option exercise price of all stock options granted pursuant to the 2004 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, provided that a vested nonqualified stock option may be exercised up to twelve (12) months after the optionee's death and further provided that in no event may any option be exercised after the tenth anniversary date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

          Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences) or other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

          Restricted stock may be granted pursuant to the 2004 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Compensation Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

          A stock appreciation right (a "SAR") is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

          The other types of awards that may be granted under the 2004 Plan include performance shares, performance stock units, deferred stock, restricted stock units, and other stock-based awards.

          The Compensation Committee may grant awards to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for such a performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after tax), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Common Stock, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Compensation Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

          CHANGE IN CONTROL

          Except as may otherwise be provided in any award agreement or any other written agreement entered into by and between the Company and a participant, the Compensation Committee may provide that if a Change in Control (as defined in the 2004 Plan) of the Company occurs and any awards made pursuant to the 2004 Plan are not converted, assumed or replaced by a successor, then all outstanding awards that are not converted, assumed or replaced will become fully vested and exercisable.

          AMENDMENT AND TERMINATION

          The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2004 Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2004 Plan, to permit the Compensation Committee to grant options with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2004 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

          In no event may an award be granted pursuant to the 2004 Plan on or after the tenth anniversary of the date the stockholders approve the 2004 Plan.

          FEDERAL INCOME TAX CONSEQUENCES

          With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

         If the Company grants the CEO Option and the exercise price per share of Common Stock subject to the CEO Options ($1.25), is less than the fair market value of a share of Common Stock at the time of grant, then such Discounted CEO Option may constitute a deferral of compensation that is subject to Section 409A of the Code ("Section 409A"). Unless certain requirements set forth in Section 409A are complied with, Mr. Gulati may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time in payment) and may be subject to an additional 20% penalty tax (and, potentially certain interest penalties). In addition, the Discounted CEO Option will not qualify as performance based compensation for purposes of Section 162(m) of the Code and thus any remuneration received by Mr. Gulati while he is a "covered employee" for purposes of Section 162(m) of the Code in connection with the vesting or exercise of the Discounted CEO Option would be subject to the $1 million deduction limitation contained in Section 162(m) of the Code. The federal income tax consequences described in this paragraph will also generally apply to any option other than the Discounted CEO Option that has an exercise price per share that is less than the fair market value per share of Common Stock on the date such option is granted.

          The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

          NEW PLAN BENEFITS

          Except with respect to the CEO Option, 2004 Plan awards are subject to the discretion of the Compensation Committee. Therefore, it is generally not possible to determine the benefits that will be received in the future by participants in the 2004 Plan, as amended, or the benefits that would have been received by such participants if the Second Amendment to the 2004 Plan had been in effect in the year ended December 31, 2004. However, Mr. Gulati's employment agreement provides that Mr. Gulati shall be granted the CEO Option upon the approval of the Second Amendment. Accordingly, the following is a summary of the benefits that Mr. Gulati will receive if the Second Amendment is approved by our stockholders.




                                                NEW PLAN BENEFITS
                              The Second Amendment to the 2004 Equity Incentive Plan
                                        ---------------------------------
Name and Position                          Dollar Value ($)                    Number of Shares of
                                                                               Common Stock
Vikram Gulati
Chief Executive Officer and President       $500,000(1)                         400,000(2)

(1) The dollar value is calculated is calculated assuming full vesting at an exercise price per share of $1.25.

(2) As described above, upon the approval of the Second Amendment Mr. Gulati will be granted the CEO Option. Pursuant to the CEO Option, Mr. Gulati may purchase 400,000 shares of Common Stock at an exercise price equal to $1.25 per share. The CEO Option will be vested with respect to 75,000 shares as of the date of grant. The remaining 325,000 shares subject to the CEO Option will vest in equal quarterly installments of 25,000 each beginning on January 1, 2006. The CEO Option will expire on April 1, 2015. As of December 2, 2005, the closing price per share of our Common Stock on the Pink Sheets was $1.60 per share.


          THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE SECOND AMENDMENT TO THE 2004 EQUITY INCENTIVE AWARD PLAN.

                               BOARD OF DIRECTORS

BOARD COMPOSITION

          The Company's Common Stock is not currently listed on any national securities exchange and therefore the Company is not subject to any corporate governance requirements regarding Board independence. However, the Company has chosen the rules of Nasdaq Stock Market (the "NASDAQ") as a benchmark. Under NASDAQ rules, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company's board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          Two shareholders, SB Asia Infrastructure Fund, LP ("SAIF") and Venture Tech Assets Ltd. ("Venture Tech") own an aggregate of 19,280,445 shares of the Company's Common Stock, which represents approximately 55% of the Company's outstanding Common Stock. SAIF and Venture Tech collectively named the following five directors to the Board: Ravi Adusumalli, Ajit Isaac, Srinivasa Raju, Sandeep Reddy and Andrew Yan. According to NASDAQ rules, a Controlled Company is a company that of which more than 50% of the voting power is held by an individual, group or another company. Based upon the foregoing definition, the Board has determined that the Company qualifies as a "Controlled Company" (as defined under NASDAQ rules) and is therefore exempt from the board independence requirements set forth in NASDAQ rule 4350(c).


NOMINATING PROCESS

          The Board formed a Corporate Governance, Nominating and Qualified Legal Compliance Committee primarily to: (i) recommend to the Board the persons to be nominated for election as directors at any meeting of shareholders; (ii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (iii) oversee the evaluation of the Board; and (iv) to receive, review, investigate and respond to reports from attorneys (both in-house and law firm counsel) reporting evidence of a material violation in accordance with the rules and regulations promulgated under Section 307 of the Sarbanes-Oxley Act of 2002 and adopted as Part 205 of the Securities and Exchange Commission's rules and regulations (the "Rules"). The Board has adopted a charter for the Corporate Governance, Nominating and Qualified Legal Compliance Committee ("Nominating Committee"). A copy of the Nominating Committee charter is attached as Annex E to this Proxy Statement. A copy of the Nominating Committee charter is not currently available on the Company's website.

          The Board appoints members of the Nominating Committee. The Board may remove members of the Nominating Committee from such Committee, with or without cause. The Nominating Committee currently consists of Messers. Reddy (chair) and Adusumalli. Each of these Directors is affiliated with a shareholder who owns in excess of ten percent (10%) of the Company's outstanding Common Stock and therefore the Board has determined that neither Director is independent as defined under NASDAQ rules.

          The Nominating Committee is responsible for identifying and recommending to the Board the nominees for election as directors at any meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee may decide to retain a search firm to identify potential director nominees. The Nominating Committee is required to consider candidates proposed by shareholders. The Nominating Committee is required to review and evaluate information available to it regarding candidates proposed by shareholders and to apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

          The Board's criteria for selecting directors are set forth in the Company's Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is attached as Annex F. The Nominating Committee is required to use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Nominating Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by shareholders.

COMMUNICATION WITH THE BOARD OR NOMINATING COMMITTEE

          Shareholders who wish to communicate with the Board of Directors or the Nominating Committee should address their communications to Srinivasa Raju, who has been appointed Chairman of the Board, effective upon completion of the Meeting, via electronic mail at leaddirector@intelligroup.com or via first class mail at Intelligroup, Inc., 499 Thornall Street, 11th Floor, Edison, NJ 08837. The Chairman of the Board, with the assistance of the Corporate Secretary, is responsible for collecting the written communications from the shareholders and presenting the communications, or summaries thereof, to the Board as appropriate under the circumstances.

          The Company encourages, but does not require, Board Members to attend the annual meeting of shareholders. Last year Mr. Valluripalli attended the annual meeting of shareholders.

COMMITTEES AND MEETINGS OF THE BOARD

          The Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance, Nominating and Qualified Legal Compliance Committee.

          Audit Committee. The primary responsibilities of the Audit Committee include, among other things, (i) evaluating, and recommending to the Board of Directors the engagement of, the Company's independent public registered accounting firm, (ii) reviewing the results of their audit findings, and (iii) monitoring on a periodic basis the internal controls of the Company.

          Pursuant to the Audit Committee charter, as amended on February 10, 2004 the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with the management of the Company. Additionally, the Audit Committee has discussed with the independent public registered accounting firm the matters required by Statement of Auditing Standards ("SAS") 61, has received the written disclosures and the letter from the independent public registered accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent public registered accounting firm the independent public registered accounting firm' independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the years ended December 31, 2004, 2003 and 2002 audited by J.H. Cohn LLP be included in the Company's Annual Report on SEC Form 10-K.

          The Audit Committee currently consists of Messrs. Adusumalli and Isaac. One of the Audit Committee Members, Mr. Isaac, is an independent member of the Board of Directors as defined in NASDAQ Rule 4200(a) (14). As an independent director of the Board of Directors of the Company, Mr. Isaac is not an officer or employee of the Company or its subsidiaries and does not have a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Adusumalli is affiliated with a shareholder who owns in excess of ten percent (10%) of the Company's Common Stock and therefore is not an independent director as defined in NASDAQ rules. The Audit Committee was established in June 1996 and held nine (9) meetings during 2004.

         Currently, the Company does not have a sufficient number of independent directors on its Audit Committee to meet the requirements set forth in SEC Rule 10A-3 for listed companies. In addition, the Company currently lacks an "audit committee financial expert." Previously until his resignation as of November 29, 2004, Mr. McIntosh was an independent member of the board of directors as defined in NASDAQ Rule 4200(a) (14) and qualified as an "audit committee financial expert" as defined in rules promulgated by the SEC. Following Mr. McIntosh's resignation on November 29, 2004, the board of directors lacked independent members who could meet the qualifications for an "audit committee financial expert". The Company is in the process of trying to identify potential nominees who would meet the independence requirements of a national securities exchange and qualify as an audit committee financial expert. Prior to applying for listing on a national securities exchange, the Company plans to recruit one or more individuals to serve on the Board, including an individual who would meet the qualifications for an "audit committee financial expert," and to reconstitute its Audit Committee to include three (3) independent directors in accordance with the requirements of SEC Rule 10A-3.

          Compensation Committee. The Compensation Committee administers the Company's 2004 Plan and approves salaries and certain incentive compensation for the Chief Executive Officer and other named executives of the Company. The Compensation Committee currently consists of Messrs. Adusumalli, Isaac and Reddy. The Compensation Committee was established in June 1996 and held six (6) meetings during 2004.


          Corporate Governance, Nominating and Qualified Legal Compliance Committee ("Nominating Committee"). The primary functions of the Nominating Committee are to: (i) consider, recommend and prepare a slate of nominees to stand for election as directors at each of the Company's Annual Meeting of Shareholders; (ii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (iii) oversee the evaluation of the Board; and (iv) to receive, review, investigate and respond to reports from attorneys (both in-house and law firm counsel) reporting evidence of a material violation in accordance with the rules and regulations promulgated under Section 307 of the Sarbanes-Oxley Act of 2002 and adopted as Part 205 of the Securities and Exchange Commission's rules and regulations (the "Rules"). In addition, among other things, the Nominating Committee is authorized to consider nominees that are recommended by shareholders of the Company. The Nominating Committee currently consists of Messrs. Adusumalli and Reddy. The Nominating Committee was established in October 2004 when the Board determined to combine the Company's Corporate Governance and Nominating Committee and the Company's Qualified Legal Compliance Committee to form a single Committee. The Corporate Governance and Nominating Committee did not hold any meetings during fiscal 2004, as the entire Board of Directors participated in the consideration and preparation of the proposed slate of nominees for election to the Board of Directors. The Qualified Legal Compliance Committee held two (2) meetings during 2004. The newly formed Nominating Committee did not hold any meetings during fiscal 2004.

          There were nineteen (19) meetings of the Board of Directors during 2004. Except for Mr. Yan, each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a Director and the total number of meetings held by the committee on which he served during the period, if applicable.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee has furnished the following report:

To the Board of Directors of Intelligroup, Inc.:

          The Audit Committee of the Company's Board of Directors is currently composed of two (2) members and acts under a written charter as amended and approved on February 10, 2004. The Company's securities are not currently listed on a national securities exchange. One of the Audit Committee Members, Mr. Isaac, is an independent member of the Board of Directors as defined in NASDAQ Rule 4200(a) (14). As an independent director of the Board of Directors of the Company, Mr. Isaac is not an officer or employee of the Company or its subsidiaries and does not have a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Adusumalli is affiliated with a shareholder who owns in excess of ten percent (10%) of the Company's Common Stock and therefore is not an independent director as defined in NASDAQ rules. The current members of the Audit Committee possess the financial sophistication required by such charter and rules. The Company currently lacks an "audit committee financial expert" as defined in the Sarbanes Oxley Act of 2002. Prior to his November 29, 2004 resignation, Mr. McIntosh qualified as an audit committee financial expert. The Audit Committee held nine
(9) meetings during 2004.

          Management is responsible for the Company's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent public registered accounting firm are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent public registered accounting firm, the following:

       o the plan for, and the independent public registered accounting firm' report on, each audit of the Company's financial statements;

       o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

       o management's selection, application and disclosure of critical accounting policies;

       o changes in the Company's accounting practices, principles, controls or methodologies;

       o significant developments or changes in accounting rules applicable to the Company; and

       o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

          The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2004 and discussed these financial statements with the Company's management. The Audit Committee also reviewed the Company's restated and re-audited financial statements for the years ended December 31, 2003 and 2002 and the restated quarterly financial statements for the interim periods through March 31, 2004. The Audit Committee discussed these financial statements with the Company's management and independent public registered accounting firm. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by SAS 61 (Communication with Audit Committees) with the Company's independent public registered accounting firm. SAS 61 requires the Company's independent public registered accounting firm to discuss with the Company's Audit Committee, among other things, the following:

       o    methods to account for significant unusual transactions;

       o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

       o the process used by management in formulating particularly sensitive accounting estimates and the basis for the public registered accounting firm' conclusions regarding the reasonableness of those estimates; and

       o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

          The Company's independent public registered accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires public registered accounting firm annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent public registered accounting firm their independence from the Company. The Audit Committee also considered whether the independent public registered accounting firm' provision of certain other, non-audit related services to the Company is compatible with maintaining such public registered accounting firm' independence.

          Based on its discussions with management and the independent public registered accounting firm, and its review of the representations and information provided by management and the independent public registered accounting firm, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                          By the Audit Committee of the Board of Directors of Intelligroup, Inc.

                          (as currently constituted)



                          Ravi Adusumalli

                          Ajit Isaac



DIRECTOR COMPENSATION


         Pursuant to Company policy, as amended July 31, 2003, each non-employee director was entitled to receive the following cash payments: (i) $26,000 annual fee which was paid in arrears after the Company's Annual Meeting (for Directors who serve less than one year such fee is prorated as to the number of Board meetings held during the year for which compensation is paid); (ii) $2,600 per each meeting of the Board attended; (iii) $2,000 per each meeting of the Audit Committee attended; (iv) $1,000 per each meeting of any other committee of the Board attended; (v) $500 per each meeting of the Board, or committee thereof, at which such member participates via telephone; and (vi) an annual stock option grant exercisable for 10,000 shares of the Company's Common Stock which was granted in arrears after the Annual Meeting. The option grant is subject to the Company's standard vesting program. The Company reimburses Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board.


         On April 27, 2004, the Company amended its policy regarding compensation to its non-employee directors for board service. Pursuant to such amended policy, each non-employee director was entitled to receive the following cash payments: (i) $30,000 annual fee for directors and $40,000 annual fee for the Lead Director payable at the next Annual Shareholder Meeting (for Directors who serve less than one year such fee is prorated as to the number of Board meetings held during the year for which compensation is paid); (ii) $4,000 per each in person Board attended and $2,000 per each telephonic meeting attended;
(iii) for Audit Committee and Compensation Committee meetings the Chairman will receive $2,500 for each in person meeting attended and $1,500 for each telephonic meeting attended and the committee members will receive $1,500 for each in person meeting attended and $750 for each telephonic meeting attended;
(iv) for Corporate Governance/Nominating Committee and Qualified Legal Compliance Committee meetings the Chairman will receive $2,500 for each in person meeting attended and $1,500 for each telephonic meeting attended and the committee members will receive $1,000 for each in person meeting attended and $750 for each telephonic meeting attended; and (v) annual option grant exercisable for 20,000 shares of the Company's Common Stock in accordance with the terms of the Company's 1996 Stock Option Plan at the time of the Annual Shareholder Meeting.

         On October 8, 2004, the Company terminated the aforementioned compensation policy for all directors.

         Effective November 2004, the Company adopted the following policy for compensating non-employee directors: (i) $5,000 annual fee to be paid in arrears after the Company's Annual Shareholders' Meeting (such annual fee shall be pro-rated for directors who serve less than one year); (ii) $2,000 for each in person board meeting (such fee includes associated travel costs); and (iii) $1,500 for each in person Audit Committee meeting (such fees include all associated travel costs). The Company reimburses Directors for reasonable travel expenses incurred when traveling on Company business (other than travel costs related to attending Board of Director or Audit Committee meetings).

         Other than the non-employee directors, who were compensated pursuant to such policies in 2004, Directors do not otherwise receive cash compensation for board service.

         In addition, on June 3, 1996, the Board of Directors approved and the shareholders adopted the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan"), which became effective on July 12, 1996. The Director Plan provides for the grant of options to purchase a maximum of 140,000 shares of Common Stock of the Company to non-employee Directors of the Company. The Board of Directors administers the Director Plan.

         Prior to October 8, 2004, each person who was a Director of the Company on the effective date of the Company's initial public offering or became or will become a Director of the Company thereafter, and who is not also an employee or officer of the Company, was or shall be granted, on the date of such initial public offering or the date on which he or she became a Director, whichever is later, an option to purchase 20,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. No subsequent grants are permitted to such individuals under the Director Plan. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a Director at the time of vesting of the installments. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at Directors' meetings if the optionee fails to attend at least 80% of the Board of Directors' meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Director Plan. Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Director Plan terminates on the earlier of May 31, 2006 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued. To date 130,000 options have been granted pursuant to the Director Plan.

         Members of the Board of Directors, including non-employee Directors, also are eligible to receive option grants pursuant to the 2004 Equity Incentive Award Plan.

         On June 8, 2004, each of Messrs. Besier, Di Iorio, McIntosh, Pandey and Wilson received options to purchase 20,000 shares of the Company's Common Stock under the 2004 Equity Incentive Award Plan at an exercise price of $3.98 per share, the fair market value of the Company's Common Stock at the date of grant.


                               EXECUTIVE OFFICERS

The following table identifies the current executive officers(1) of the Company:

                                                       CAPACITIES IN                        IN CURRENT
NAME                                           AGE     WHICH SERVED                         POSITION SINCE
----                                           ---     ------------                         --------------
Vikram Gulati                                   40     Chief Executive Officer and               2005
                                                       President
Madhu Poomalil(2)                               39     Chief Financial Officer and               2004
                                                       Treasurer
Shirley Spoors(3)                               43     Vice President, Human Resources           2003
Ranjit Prithviraj(4)                            36     Chief Operating Officer,                  2005
                                                       Intelligroup Asia

-------------------

(1) Nagarjun Valluripalli served as Chief Executive Officer and President for the entire fiscal 2004, but was removed from his position as Chief Executive Officer and President on April 4, 2005. Bosco Malapatti served as Chief Operating Officer, Intelligroup Asia as of December 31, 2004, but resigned from his position effective May 5, 2005. Christian Misvaer served as the Company's General Counsel and Secretary as of December 31, 2004, but resigned from his position effective July 1, 2005. David Distel served as Chief Financial Officer for approximately six months in fiscal 2004, but resigned from the Company on October 15, 2005. Each of the aforementioned individuals are therefore listed as a "Named Executive", but are not included in the above table since these individuals do not currently serve as an Executive Officer.


(2) Madhu Poomalil joined the Company in 2000 and was appointed as Chief Financial Officer and Treasurer effective October 15, 2004. Mr. Poomalil oversees the Company's worldwide financial and accounting functions. Prior to this appointment, Mr. Poomalil served as the Chief Financial Officer of Intelligroup's India operations with responsibility for managing international finance and administration, as well as various operational components of the India operation. Prior to Intelligroup, Mr. Poomalil held various management positions in member firms of Ernst & Young, LLP, D.E. Shaw and ADP Wilco. Mr. Poomalil is a Chartered Accountant and a Fellow Member of The Institute of Chartered Accountants of India, New Delhi, India. He earned his Bachelors Degree in Science, specializing in Mathematics and Statistics; and passed the Certified Information Systems Auditor exam conducted by the Information Systems Audit & Control Association, Illinois, USA.


(3) Shirley Spoors has served as the Vice President of Human Resources (US Operations) since November 2003. Prior to joining Intelligroup, Ms. Spoors worked as a Director of Human Resources for FirePond, Inc. Ms. Spoors holds a degree in Business Administration from Minnesota State University.


(4) Ranjit Prithviraj joined the Company in 1997 and was formally appointed to the position of Chief Operating Officer of Intelligroup Asia, effective July 1, 2005. In this role, Mr. Prithviraj manages the Company's India subsidiary. Prior to assuming this role, Mr. Prithviraj held a variety of roles with the Company. Most recently, he served as the Company's Senior Vice President for the Global Management Services organization. Mr. Prithviraj also serves on the Board of Directors for the Company's subsidiaries, Intelligroup Asia and Intelligroup Europe. Mr. Prithviraj holds a Bachelor of Engineering degree in Electronics from Bangalore University, India.


         None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the board of directors and serve until their successors are duly elected and qualified.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the Company's equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Except as set forth below, based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's Reporting Persons received by the Company, the Company believes that for the fiscal 2004 there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons.

Prakash Easwaran* filed a Form 4 on February 26, 2004 related to an option exercise on February 23, 2004. Such Form 4 should have been filed no later than February 25, 2004.

David Distel* filed a Form 3 on April 14, 2004 related to the initial statement of beneficial ownership. Such Form 3 should have been filed no later than April 12, 2004. In addition such Form 3 disclosed an option grant which should have been reported no later than April 6, 2004 and therefore Mr. Distel should have either filed such Form 3 no later than April 6, 2004 or filed a Form 4 disclosing the option grant no later than April 6, 2004.

Nic DiIorio* filed a Form 4 on June 14, 2004 related to a stock option grant issued on June 8, 2004. Such Form 4 should have been filed no later than June 10, 2004.

Harry Webb* filed a Form 3 on July 19, 2004. Such Form 3 disclosed an option grant which should have been reported no later than July 12, 2004 and therefore Mr. Webb should have either filed such Form 3 no later than July 12, 2004 or filed a Form 4 disclosing the option grant no later than July 12, 2004.

Douglas Berto* filed a Form 3 on August 4, 2004. Such Form 3 disclosed an option grant which should have been reported no later than July 28, 2004 and therefore Mr. Berto should have either filed such Form 3 no later than July 28, 2004 or filed a Form 4 disclosing the option grant no later than July 28, 2004.

Based solely upon review of the filing available via the SEC Edgar database, SB Asia Infrastructure Fund L.P. filed a Form 3 on October 13, 2004 related to the initial statement of beneficial ownership. Such Form 3 should have been filed no later than October 12, 2004.

*Such persons are no longer Reporting Persons.

         The Company has adopted a Code of Business Conduct and Ethics. The text of the Code of Business Conduct and Ethics is posed on the Company's internet site at www.intelligroup.com.


                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid during the years ended December 31, 2004, 2003 and 2002 to each person who served as the Company's Chief Executive Officer at any time during the year ended December 31, 2004 and the four other most highly compensated executive officers employed by the Company as of December 31, 2004 and whose aggregate cash compensation exceeded $100,000 in 2004 (collectively, the "Named Executives").

                                            SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
                                                                                            LONG-TERM
                                                         ANNUAL COMPENSATION               COMPENSATION
                                                                                              AWARDS
                                               ----------------------------------------- ---------------------------------
                                                                          OTHER ANNUAL
                                                                          COMPENSATION      SECURITIES       ALL OTHER
                                                                             ($)(1)         UNDERLYING     COMPENSATION
   NAME AND PRINCIPAL POSITION        YEAR        SALARY        BONUS                        OPTIONS            ($)
                                                   ($)           ($)                           (#)

---------------------------------- ----------- ------------- ------------ -------------- ----------------- ---------------
Nagarjun Valluripalli                 2004        308,000           --             --             --
     Chairman of the Board,           2003        334,249           --             --             --         118,010(2)
     President and Chief              2002        335,413           --             --      1,050,000          40,382(2)
     Executive Officer
Madhu Poomalil                        2004         88,565(3)    40,635(3)      42,243(4)      10,000           5,510(2)(3)
     Chief Financial Officer          2003         77,675        5,629          6,794             --              --
                                      2002         59,529        6,201            100             --
Christian Misvaer                     2004        157,176       57,000             --             --              --
     General Counsel                  2003         34,260(5)        --             --         80,000              --
Shirley Spoors                        2004        113,749       52,000             --         50,000              --
     Vice President - Human           2003          8,333(6)                       --             --              --
     Resources
Bosco Malapatti                       2004        124,345(7)     2,591(7)          --             --          13,743(2)(7)
     Chief Operating Officer          2003        113,553        8,224            158         15,000
                                      2002         85,859       15,754         13,136             --
David Distel                          2004        135,417(8)                                                 187,500(9)
     Chief Financial Officer

--------------------------------------------------------------------------------------------------------------------------

(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive for the fiscal year.
(2)      Represents encashment of accrued vacation.
(3) Based upon an exchange rate of one (1) US Dollar to forty-three and forty-six one hundredths (43.46) Indian Rupees. Such payments were made to Mr. Poomalil in Indian Rupees.
(4) Represents the sum of $42,243 in relocation and living expenses which the Company paid on Mr. Poomalil's behalf following his relocation to the United States in October 2004.
(5) Mr. Misvaer was employed by the Company beginning September 15, 2003. His annual salary was $135,000.
(6) Ms. Spoors was employed by the Company beginning November 1, 2003. Her annual salary was $100,000.
(7) Based upon an exchange rate of one (1) US Dollar to forty-three and forty-six one hundredths (43.46) Indian Rupees. Such payments were made to Mr. Malapatti in Indian Rupees.
(8) Represents the salary amount paid to Mr. Distel during employment as the Company's Chief Financial Officer and Treasurer from April 1, 2004 through October 15, 2004.
(9) Represents the severance amount paid to Mr. Distel in accordance with the terms of the Separation Agreement dated October 15, 2004 between Mr. Distel and the Company.


OPTION GRANTS IN 2004

         The following table sets forth information concerning individual grants of stock options made during 2004 pursuant to the Company's 1996 Stock Option Plan or the 2004 Equity Incentive Award Plan to each of the Named Executives. The Company has never granted any stock appreciation rights.

                                                OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------------------
                                                         INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------
                               NUMBER OF      PERCENT OF TOTAL                                          POTENTIAL REALIZABLE VALUE
                              SECURITIES      OPTIONS GRANTED                                           AT ASSUMED ANNUAL RATES OF
                              UNDERLYING      TO EMPLOYEES IN                                          STOCK PRICE APPRECIATION FOR
           NAME                 OPTIONS        FISCAL YEAR(3)     EXERCISE OR                                 OPTION TERM(4)
                                GRANTED                           BASE PRICE       EXPIRATION DATE
                                  (#)                               ($/SH)                                 5%($)          10%($)

--------------------------- ---------------- ------------------- -------------- ---------------------- -------------- --------------
Nagarjun Valluripalli
                                --                 --                --                       --            --             --

Madhu Poomalil                10,000(1)           0.76%               7.25             4/1/2014           $45,595      $115,546

Christian Misvaer               --                 --                --                      --             --            --

Shirley Spoors                50,000(1)             3.79%             7.25             4/1/2014          $227,974      $577,732

Bosco Malapatti                      --            --                --                      --             --            --

David Distel                 200,000(1)            15.14%             7.25             4/1/2014             --            --


                              50,000(2)             3.79%             3.99             8/2/2014             --            --
------------------------------

(1) Such options were granted pursuant to the Company's 1996 Stock Option Plan. For a detailed description of the 1996 Stock Option Plan, please refer to the discussion of "Equity Plans Approved by Shareholders" in Item 12.
(2) Such options were granted under the Company's 2004 Equity Incentive Award Plan ("2004 Plan"). For a more detailed discussion of the 2004 Plan, please refer to the discussion of "Equity Plans Approved by Shareholders" in Item 12.
(3) Based on an aggregate of 1,220,612 options granted to employees in 2004 under either the 1996 Plan or the 2004 Plan, including options granted to the Named Executives.
(4) Based on a grant date fair market value of $7.25 for the April 1, 2004 grants to Mr. Poomalil, Mr. Distel and Ms. Spoors and $3.99 for the August 2, 2004 grant to Mr. Distel.


AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND YEAR-END OPTION VALUES

         There were no option exercises by the Named Executives in fiscal 2004.


EQUITY COMPENSATION PLANS

         The following table summarizes securities authorized for issuance under the Company's equity compensation plans:


                                                                                     Number of securities
                                                                                   remaining available for
                                  Number of securities to     Weighted-average      future issuance under
                                  be issued upon exercise    exercise price of       equity compensation
                                   of outstanding options   outstanding options             plans
                                  -----------------------   -------------------    -----------------------
Equity compensation plans                    2,667,856                $3.01                  1,968,054
approved by security holders.
Equity compensation plans not
approved by security holders                    40,000                $2.06                     65,000
                                  -----------------------   -------------------    -----------------------
Total                                        2,707,856                $3.00                  2,033,054
                                  =======================   ===================    =======================

Equity Compensation Plans Approved by Security Holders

         The 2004 Equity Incentive Award Plan ("2004 Plan") was approved by the Company's Board of Directors on April 5, 2004 and adopted by the Company's shareholders on June 8, 2004. The maximum number of shares of Common Stock reserved for issuance under the 2004 Plan is equal to 1,100,000, plus the number of shares of Common Stock which are or become available for issuance under the Company's 1996 Stock Plan (the "Prior Plan"), and which are not issued under such plans. Those eligible to receive stock option grants or stock purchase rights under the 2004 Plan include employees, non employee Directors and consultants. The Compensation Committee of the Board of Directors of the Company administers the 2004 Plan. Subject to the provisions of the 2004 Plan, the administrator of the 2004 Plan has the discretion to determine the optionees and/or grantees, the type of equity awards to be granted (incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards), the vesting provisions, the terms of the grants and such other related provisions as are consistent with the 2004 Plan. The exercise price of a stock option may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of capital stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. The Compensation Committee may provide that if a Change in Control (as defined in the 2004 Plan) of the Company occurs and any awards made pursuant to the 2004 Plan are not converted, assumed or replaced by a successor, then all outstanding awards that are not converted, assumed or replaced will become fully vested and exercisable.

         The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the 2004 Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2004 Plan, to permit the Compensation Committee to grant options with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. The 2004 Plan terminates on June 8, 2014 unless terminated earlier by the Company's Board of Directors.

         The 1996 Stock Option Plan ("1996 Plan") was adopted by the Board of Directors and approved by the shareholders of the Company on June 3, 1996, and became effective on July 12, 1996. Those eligible to receive stock option grants or stock purchase rights under the 1996 Plan include employees, non employee Directors and consultants. The Compensation Committee of the Board of Directors of the Company administers the 1996 Plan. Subject to the provisions of the 1996 Plan, the administrator of the 1996 Plan has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non qualified stock options ("NQSOs")), the vesting provisions, the terms of the grants and such other related provisions as are consistent with the 1996 Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The purchase price of shares issued pursuant to stock purchase rights may not be less than 50% of the fair market value of such shares as of the offer date of such rights. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of capital stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. As of June 8, 2004, the Company ceased granting options under the 1996 Plan.

         For a description of the 1996 Non-Employee Director Plan please refer to the discussion regarding "Director Compensation."

Equity Compensation Plans Not Approved by Security Holders

         On October 31, 2000, the Company's Board of Directors approved the grant of an option to several employees for an aggregate of 105,000 shares of Common Stock at an exercise price of $2.063 per share. Sixty-five thousand (65,000) of such options were cancelled in 2003 in connection with the termination of the employees to whom such options were granted. On November 1, 2000, the Company's Board of Directors approved the grant of an option to Nicholas Visco for 60,000 shares of Common Stock at an exercise price of $2.00 per share. Each of the above options vest in four equal semiannual installments beginning on the first six-month anniversary of the date of grant and expire on the tenth anniversary of the date of grant. If the grantee's employment relationship terminates on account of disability or death, the grantee or grantee's estate, as the case may be, may exercise any outstanding options for one year following the termination. If termination is for any other reason, the grantee may exercise any outstanding options for 90 days following such termination. The options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by the grantee. The Company's Board of Directors is required to make appropriate adjustments in connection with such option grants in October and November to reflect stock splits, stock dividends and other similar changes in capitalization. The option grants also contain provisions addressing the consequences of a merger, consolidation or sale of all or substantially all of the Company's assets. Upon the occurrence of such events, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must accelerate the options to make them fully exercisable and notify the grantee that the option shall be fully exercisable for a period of 15 days from the date of such notice.


EMPLOYMENT AGREEMENTS, CHANGE-IN-CONTROL AGREEMENTS, INDEMNIFICATION AGREEMENTS, NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENTS

Vikram Gulati

         The Company entered into a one year employment agreement with Vikram Gulati, the Company's Chief Executive Officer and President, effective June 30, 2005. The agreement provides for, among other things: (i) an annual base salary of $225,000; (ii) a potential annual bonus in the amount of up to one hundred (100%) percent of such base salary, prorated for the first year of employment, subject to Mr. Gulati meeting certain objectives to be agreed upon with the Company; (iii) a grant of 500,000 stock options exercisable at $1.45 per share and, subject to shareholder approval, a subsequent grant of 400,000 options exercisable at $1.25 per share; (vi) reimbursement of all reasonable relocation expenses incurred by Mr. Gulati; and (v) continuation of base salary payments for twelve (12) months following termination of the Agreement unless the Agreement is terminated for cause (as defined in the Agreement). In addition the agreement provides that upon the effectiveness of a Change in Control (as defined in the Agreement): (a) option vesting shall be accelerated by twelve
(12) months for all the remaining options, to the extent not vested and exercisable, and (b) in the event Venture Tech should own less than ten (10%) of the Company's outstanding shares or the Company terminates Mr. Gulati's employment or changes the Mr. Gulati's role (as defined in the Agreement) all remaining options, to the extent not vested and exercisable, shall become fully vested and exercisable.

Nagarjun Valluripalli

         Mr. Valluripalli entered into a two-year employment agreement with the Company commencing on September 20, 2002. Pursuant to the terms of such agreement, Mr. Valluripalli was entitled to, among other things: (i) an annual base salary of $350,000; (ii) a potential annual bonus based upon meeting and exceeding the Company's annual budget approved by the Company's Board of Directors for pre-tax income; and (iii) continuation of base salary payments for a fifteen (15) month period and reimbursement for medical benefits pursuant to an election under COBRA in the event of the Company's termination of Mr. Valluripalli's employment with the Company without cause. In addition to the provisions of such agreement requiring Mr. Valluripalli to maintain the confidentiality of the Company's proprietary information and assign inventions to the Company, Mr. Valluripalli agreed that during the term of his employment and for a period of fifteen (15) months following the termination of his employment with the Company, he would not, among other things, (i) interfere with the Company's customer relationships or (ii) solicit the Company's employees, executives and affiliates. In the event that Mr. Valluripalli's employment were terminated during the period beginning one (1) month before, and ending twelve (12) months after, a Change in Control (as defined in the agreement), then (i) Mr. Valluripalli would receive continuation of base salary payments for a fifteen (15) month period and reimbursement for medical benefits pursuant to an election under COBRA; (ii) the non-competition restrictions, including the restrictions that Mr. Valluripalli not solicit the Company's customers or solicit the Company's employees, executives and affiliates would lapse; and (iii) the unvested portion of any stock options granted by the Company to Mr. Valluripalli shall vest in full and become exercisable. Mr. Valluripalli's employment agreement expired on September 20, 2004. Mr. Valluripalli was removed from his position as the Company's Chief Executive Officer and President effective April 4, 2005. The provisions requiring Mr. Valluripalli to maintain the confidentiality of the Company's proprietary information and assign inventions to the Company and prohibiting Mr. Valluripalli from, among other things, engaging in competitive business activities, interfering with the Company's customer relationships or soliciting the Company's employees, executives and affiliates for a period of fifteen months following termination of his employment expressly survive termination of the agreement.

Madhu Poomalil

         On June 2, 2005, the Company entered into a two-year employment agreement with Madhu Poomalil, the Company's Chief Financial Officer and Treasurer. The employment agreement provides for, among other things: (i) an annual base salary equivalent of Indian rupees 8,155,000 (which is approximately $187,000 based on the exchange rate as of June 7, 2005); (ii) a potential bonus in the amount of fifty percent of such base salary subject to Mr. Poomalil meeting certain objectives to be agreed upon with the Company; (iii) two grants of 100,000 stock options each, (iv) reimbursement of relocation expenses incurred by Mr. Poomalil; and (v) continuation of base salary payments for twelve (12) months in the event the Company terminates Mr. Poomalil's employment without cause. In addition, the agreement provides that upon the effectiveness of a Change in Control (as defined in the employment agreement) the vesting for all of the remaining options shall be accelerated by twelve (12) months as of the effective date of the Change of Control, and that all of the remaining option shares, to the extent not vested and exercisable, shall become fully vested and exercisable in the event that the Company terminates Mr. Poomalil's employment or attempts to change Mr. Poomalil's role (as defined in the employment agreement), and (vii). Such employment agreement is terminable by either party upon thirty (30) days prior written notice and by the Company at any time for cause.

Ranjit Prithviraj

         Effective July 1, 2005, the Company entered into a two year employment agreement with Ranjit Prithviraj, pursuant to which Mr. Prithviraj was promoted to the position of Chief Operating Officer for the Company's subsidiary, Intelligroup Asia Pvt. Ltd. The agreement provides for, among other things: (i) an annual base salary equivalent of 8,155,000 Indian rupees (which is approximately $188,000 based on the exchange rate as of July 1, 2005); (ii) a potential annual bonus in the amount of up to fifty percent of such base salary subject to Mr. Prithviraj meeting certain objectives to be agreed upon with the Company; (iii) confirmation of stock option grants awarded on June 1, 2005 of 100,000 shares exercisable at $1.50 per share, which was above the then current market price of the Company's Common Stock, and of 100,000 shares exercisable at $1.25 per share, which was above the then current market price of the Company's Common Stock; (iv) expense reimbursement in an amount not to exceed $15,000 each year for personal travel between India and the United States; (v) continuation of base salary payments for twelve (12) months in the event the Company terminates Mr. Prithviraj's employment for any reason other than cause (as defined in the Agreement); and
(vi) reimbursement of relocation expenses incurred by Mr. Prithviraj in an amount not to exceed $15,000. In addition, the agreement provides that upon the effectiveness of a Change in Control (as defined in the agreement): (a) option vesting shall be accelerated by twelve (12) months for all the remaining options, to the extent not vested and exercisable, and (b) in the event the Company terminates Mr. Prithviraj's employment or changes his role (as defined in the agreement) all remaining options, to the extent not vested and exercisable, shall become fully vested and exercisable.

Shirley Spoors

         On June 21, 2005, the Company entered into an amended and restated employment agreement with Shirley Spoors, the Company's Vice President of Human Resources. The agreement provides for, among other things: (i) an annual base salary of equivalent of $182,000; (ii) payment of a $26,000 bonus for prior performance on June 30, 2005; and (iii) continuation of base salary payments for three months in the event the Company terminates Ms. Spoors' employment without cause during the term of the Agreement. In addition, the agreement provides that upon the effectiveness of a Change in Control (as defined in the agreement) all the remaining options, to the extent not vested and exercisable, shall become fully vested and exercisable. The term of the agreement is through December 31, 2005. Either party must provide written notice prior to November 30, 2005 in the event the party decides not to renew the agreement. In the event either party fails to give timely notice, the agreement shall automatically extend for thirty
(30) days beyond the notice date.

David Distel

         On April 1, 2004, Mr. Distel entered into an employment agreement with the Company which provided for, among other things: (i) an annual base salary of $250,000; (ii) a potential bonus in the amount of 50 percent of such base salary; (iii) a grant of 200,000 stock options exercisable at $7.25 per share, the then current market price of the Company's Common Stock; and (iv) continuation of base salary payments for nine (9) months and reimbursement for medical benefits pursuant to an election under COBRA in the event the Company terminates Mr. Distel's employment without cause. In addition, the agreement provided that upon the effectiveness of a Change in Control (as defined in the employment agreement) all of the remaining options, to the extent not vested and exercisable, would become vested and exercisable fifteen (15) days prior to the anticipated effective date of the Change of Control, unless provision were made in connection with such Change of Control for the assumption of the options, or the substitution of such options with new options of the successor entity or parent thereof, with appropriate adjustment to the number of option shares and, if appropriate, the exercise price. Such employment agreement was terminable at will by the Company at any time and by Mr. Distel upon sixty (60) days prior written notice. In addition to the provisions of such agreement requiring Mr. Distel to maintain the confidentiality of the Company's proprietary information and assign inventions to the Company, Mr. Distel agreed that during the term of his employment and for a period of one year following the termination of his employment with the Company, he would not, among other things, (i) interfere with the Company's customer relationships, (ii) solicit the Company's employees, executives and affiliates, or (iii) engage in any business that competes with the Company. Mr. Distel resigned from his position with the Company effective October 15, 2004. The Company issued a severance payment in the amount of $187,500 to Mr. Distel in 2004.

Christian Misvaer

         Mr. Misvaer entered into an employment agreement, as amended March 25, 2004, with the Company which provided for, among other things: (i) an annual base salary of $155,000; (ii) a potential bonus in the amount of 40 percent of such base salary; and (iii) continuation of base salary payments for six (6) months in the event the Company terminated Mr. Misvaer's employment without cause. In addition, the agreement provided that upon the effectiveness of a Change in Control (as the term is defined in the employment agreement) all of the remaining options, to the extent not vested and exercisable, would become vested and exercisable fifteen (15) days prior to the anticipated effective date of the Change of Control, unless provision were made in connection with such Change of Control for the assumption of the options, or the substitution of such options with new options of the successor entity or parent thereof, with appropriate adjustment to the number of option shares and, if appropriate, the exercise price. Such employment agreement was terminable at will by the Company at any time and by Mr. Misvaer upon sixty (60) days prior written notice. In addition to the provisions of such agreement requiring Mr. Misvaer to maintain the confidentiality of the Company's proprietary information and assign inventions to the Company, Mr. Misvaer agreed that during the term of his employment and for a period of one year following the termination of his employment with the Company, he would not, among other things, (i) interfere with the Company's customer relationships, (ii) solicit the Company's employees, executives and affiliates, or (iii) engage in any business that competes with the Company. Mr. Misvaer resigned from his position with the Company effective July 1, 2005. Effective July 1, 2005, the Company entered into an Independent Contractor Agreement with Pontus, Inc. for the purposes of retaining Mr. Misvaer to provide certain legal department support services. The Independent Contractor Agreement provides for, among other things: (i) a monthly payment of $7,200 for a minimum of twenty (20) hours per week; (ii) a potential payment of $90 per hour for each hour worked in excess of twenty (20) hours per week; (iii) a guaranteed performance bonus of $36,000; and (iv) a contract term of three months, with a Company option to extend for an additional three months.

Others

         In addition to the foregoing, the Company generally enters into indemnification agreements with each of its executive officers and directors pursuant to which the Company has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

         Substantially all of the Company's employees have agreed, pursuant to written agreement, not to compete with the Company, not to disclose Company information and not to solicit Company employees.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the first three quarters of 2004, Klaus Besier, Dennis McIntosh and Nic Di Iorio served on the Compensation Committee. Messrs. Besier, McIntosh and Di Iorio have not served as either an officer or employee of the Company or any of its subsidiaries at any time. During 2004, Mr. McIntosh served as Executive Vice President, Chief Financial Officer of SBLI USA Mutual Life Insurance Company, Inc. In 2004, the Company paid $82,113 in fees to SBLI USA Mutual Life Insurance Company, Inc.


         On October 8, 2004, the Company reconstituted its Compensation Committee and appointed Ravi Adusumalli, Sandeep Reddy and Ajit Isaac as members of the Compensation Committee. Messrs. Adusumalli, Reddy and Isaac have not served as either an officer or employee of the Company or any of its subsidiaries at any time. Effective August 1, 2005, the Company's wholly-controlled subsidiary, Intelligroup Asia, Pvt. Ltd., entered into a lease agreement with iLabs Hyderabad Technology Center Pvt. Ltd., of which Mr. Reddy is Vice Chairman.


         Except as described above, there are no, and during 2004 there were no, compensation committee interlocks.


PERFORMANCE GRAPH

          The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Market Index and Peer Group Index (capitalization weighted) for the period beginning on December 31, 1999 and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                               [GRAPHIC OMITTED]

                                                                          Cumulative Total Return
                                                   ---------- ----------- ----------- ---------- ----------- -----------
                                                       12/99       12/00       12/01      12/02       12/03       12/04


INTELLIGROUP, INC.                                   $100.00      $14.27      $15.99     $16.16      $92.49      $19.57
NASDAQ STOCK MARKET (U.S.)                           $100.00      $65.98      $52.19     $36.78      $54.64      $58.51
PEER GROUP                                           $100.00      $28.19      $23.99      $9.49      $23.11      $24.98



(1) Graph assumes $100 invested on December 31, 1999 in the Company's Common Stock, the NASDAQ Composite Index and the Peer Group Index
       (capitalization weighted).

(2)    Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index of other information technology consulting firms consisting of Sapient Corporation, Technology Solutions Company, Answer Think Consulting Group, Inc., Igate Capital Corporation, Covansys Corporation (formerly known as Complete Business Solutions, Inc.) and Computer Horizons Corp.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         The Compensation Committee administers the Corporation's executive compensation programs and policies. In general, the Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance. In furtherance of this policy, variable incentive compensation and equity-based compensation are significant components of the Company's executive compensation package. Equity awards are granted pursuant to the terms of the Company's 2004 Equity Incentive Award Plan ("2004 Plan") which is administered by the Committee.

         Named Executives are generally subject to employment agreements, which establish base salaries and other terms of employment. The Compensation Committee, however, generally reviews and approves base salary levels for executive officers of the Company at or about the start of the fiscal year and approves actual bonuses after the end of the fiscal year based upon Company and individual performance.

         The Company's compensation program for the Chief Executive Officer and other Named Executives is comprised of base salary, discretionary and contractual annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

         Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

         Bonuses are paid on an annual basis and are discretionary or contractual. The amount of bonus is based on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on the accomplishment of certain objectives as agreed upon between the Company and Named Executives and focuses on the individual's performance and contribution to the Company's financial and operational results.

         The equity compensation program (including the 1996 Plan with respect to grants made prior to June 8, 2004 and the 2004 Plan with grants issued since June 8, 2004) is designed to relate executives' and certain middle managers' and other key personnel's long-term interests to shareholders' long-term interests. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

         For the year ended December 31, 2004, the Chief Executive Officer's total compensation was $308,000, which represented the Chief Executive Officer's base salary. Because the Company's Chief Executive Officer failed to meet certain pre-defined objectives, he did not receive a bonus. Based on review of available information, the Committee believes that the Chief Executive Officer's current total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee has not historically limited compensation to those levels and types of compensation that will be deductible because generally no individual's compensation has been in excess of $1 million in any year. However, it is possible that the grant of the CEO Option (together with other compensation that is not qualified performance based compensation for purposes of Section 162(m)) could result in compensation to Mr. Gulati in one or more years in excess of $1 million. See "Adoption of the Second Amendment to 2004 Equity Incentive Award plan - Second Amendment" for additional information. The Compensation Committee may consider alternatives to granting the CEO Options with a goal of preserving deductibility of any resulting compensation in excess of $1 million. In addition, with respect to all of the Company's executives that may be covered by Section 162(m), the Compensation Committee will consider various alternative forms of compensation that, consistent with its compensation goals, preserve deductibility of any such compensation in excess of $1 million.

                                                 Compensation Committee Members
                                                 (as currently constituted)
                                                 Ravi Adusumalli
                                                 Sandeep Reddy
                                                 Ajit Isaac


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

COMMON STOCK
         There are, as of November 28, 2005, approximately 75 holders of record and approximately 3,285 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of August 15, 2005, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees), (iii) each of the Company's Named Executives, and
(iv) all Directors and executive officers as a group. This information is based upon information furnished to the Company by each such person and/or based upon public filings with the Securities and Exchange Commission. Unless otherwise indicated, the address for the individuals below is that of the Company address.

                                                               AMOUNT AND NATURE OF                  PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)               OF CLASS(2)
------------------------------------                         -----------------------               -----------
(i)     Certain Beneficial Owners:
SB Asia Infrastructure Fund LP(3)                                     17,647,058(4)                    50.3%
Venture Tech Assets Ltd.(5)                                           19,280,445(6)                     55%

(ii)    Directors (which includes all nominees) and
        Named Executives who are not set forth above:
Nagarjun Valluripalli..................................                   51,500(7)                       *
Vikram Gulati                                                             93,700(8)                       *
Ravi Adusumalli                                                                0                          *
Andrew Yan                                                                     0                          *
Sandeep Reddy                                                          7,515,750(9)                    21.4%
Srinivasa Raju                                                         7,515,750(10)                   21.4%
Alexander Graham Wilson................................                  473,164(11)                    1.3%
Ajit Isaac                                                               160,000(12)                      *
Madhu Poomalil                                                            27,500(13)                      *
Christian Misvaer                                                              0                          *
Shirley Spoors                                                            14,374(14)                      *
Bosco Malapatti                                                                0                          *
David Distel                                                                   0                          *
(iii)    All Directors and executive officers as a group
         (13 persons)(15)..............................                8,335,988                       23.7%
              *Less than one percent.


(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.
(2) Applicable percentage of ownership is based on 35,102,440 shares of Common Stock outstanding on August 15, 2005, plus any presently exercisable stock options held by each such holder, and options which will become exercisable within sixty (60) days after August 15, 2005.
(3) The address for SB Asia Infrastructure Fund L.P. (the "Fund") is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands. SB Asia Pacific Partners LP is the sole general partner of the Fund. The address for SB Asia Pacific Partners LP is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands. SB Asia Pacific Investments Limited is the sole general partner of SB Asia Pacific Partners LP. The address for SB Asia Pacific Investment Limited is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands. Asia Infrastructure Investments Limited is the sole shareholder of SB Asia Pacific Investment Limited. The address for Asia Infrastructure Investments Limited is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands. SB First Singapore Pte. Ltd. is the voting shareholder of Asia Infrastructure Investments Limited that exercises control with respect to Asia Infrastructure Investments Limited's interest in SB Asia Pacific Investments Limited. The address for SB First Singapore Pte. Ltd. is 8 Cross Street, #11-000 PwC Building, Singapore, 048424. SOFTBANK Corp. is the sole shareholder of SB First Singapore Pte. Ltd. The address for SOFTBANK Corp. is 24-1, Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103-8501.
(4) Represents 11,764,705 shares of Common Stock held by SAIF and 5,882,353 shares of Common Stock held by Venture Tech. SAIF is a party to a Common Stock Purchase Agreement, dated as of September 29, 2004 (the "Purchase Agreement"), by and among the Company, SAIF and Venture Tech. By virtue of the Purchase Agreement, SAIF may be deemed a group with Venture Tech within the meaning of Section 13(d)(3) of the Act, and as a result, to have beneficial ownership of the shares of Common Stock beneficially owned by Venture Tech. SAIF disclaims such beneficial ownership. SAIF has the sole power to vote or direct the vote and to dispose or to direct the disposition of 11,764,705 shares of Common Stock. Because of its position as the sole general partner of SAIF, SB Asia Pacific Partners LP has the sole power to vote or direct the vote and to dispose or to direct the disposition of 11,764,705 shares of Common Stock. Because of its position as sole general partner of SB Asia Pacific Partners LP, SB Asia Pacific Investment Limited has the sole power to vote or direct the vote and to dispose or to direct the disposition of 11,764,705 shares of Common Stock. Because of its position as the sole shareholder of SB Asia Pacific Investment Limited, Asia Infrastructure Investments Limited has the sole power to vote or direct the vote and to dispose or to direct the disposition of 11,764,705 shares of Common Stock. Because of its position as the voting shareholder of Asia Infrastructure Investments Limited (which exercise control with respect to Asia Infrastructure Investment Limited's interest in SB Asia Pacific Investments Limited), the sole shareholder of SB Asia Investments Limited, the sole general partner of SB Asia Pacific Partners, LP, and the sole general partner of SAIF, SB First Singapore Pte. Ltd. has the sole power to vote or to direct the vote and to dispose or to direct the disposition of 11,764,705 shares of Common Stock.

(5) The address for Venture Tech is 4 Whitcome Mews, Richmond TWP 4BT, United Kingdom.
(6) Represents 7,515,750 shares of Common Stock held by Venture Tech and 11,764,705 shares of Common Stock held by SAIF. Venture Tech is a party to a Common Stock Purchase Agreement, dated as of September 29, 2004, by and among the Company, SAIF and Venture Tech. By virtue of the Purchase Agreement, Venture Tech may be deemed a group with SAIF within the meaning of Section 13(d)(3) of the Act, and as a result, to have beneficial ownership of the shares of Common Stock beneficially owned by SAIF. Venture Tech disclaims such beneficial ownership.
(7) Represents 29,500 shares of Common Stock owned of record, 22,000 shares of Common Stock owned indirectly as spouse. The information on the table is based solely upon data derived from a Form 4 filed by Mr. Valluripalli on December 16, 2003.
(8) Represents 93,750 shares of Common Stock underlying options granted to Mr. Gulati, which are exercisable as of November 16, 2005 or sixty (60) days after such date. Excludes 406,250 shares of Common Stock underlying options which become exercisable over time after such period.
(9) Represents 7,515,750 shares of Common Stock held by Venture Tech. Due to Mr. Reddy's position as shareholder and sole director of Venture Tech, Mr. Reddy may be deemed to have indirect beneficial ownership of the shares of Common Stock beneficially owned by Venture Tech.
(10) Represents 7,515,750 shares of Common Stock held by Venture Tech. Because Mr. Raju's son is a shareholder in Venture Tech, Mr. Raju may be deemed to have indirect beneficial ownership of the shares of Common Stock beneficially owned by Venture Tech.
(11) Represents 451,164 shares of Common Stock owned of record and 22,000 shares of Common Stock underlying options granted to Mr. Wilson, which are exercisable as of November 16, 2005, or sixty (60) days after such date. Excludes 28,000 shares of Common Stock underlying options, which become exercisable over time after such period.
(12) Represents 160,000 shares of Common Stock underlying options granted to Mr. Isaac, which are exercisable as of November 16, 2005, or sixty (60) days after such date.
(13) Represents 27,500 shares of Common Stock underlying options granted to Mr. Poomalil, which are exercisable as of November 16, 2005, or sixty
         (60) days after such date. Excludes 182,500 shares of Common Stock underlying options, which become exercisable over time after such period.
(14) Represents 14,374 shares of Common Stock underlying options granted to Ms. Spoors, which are exercisable as of November 16, 2005, or sixty
         (60) days after such date. Excludes 50,626 shares of Common Stock underlying options granted to Ms. Spoors, which become exercisable over time after such period.

CHANGE IN CONTROL

         On September 30, 2004, pursuant to the terms and conditions of a definitive common stock purchase agreement (the "Purchase Agreement") by and between the Company, SB Asia Infrastructure Fund, L.P. ("SAIF") and Venture Tech Assets, Ltd. ("Venture Tech"), SAIF and Venture Tech acquired an aggregate of 17,647,058 shares of the Company's common stock. Prior to the completion of the Private Placement, there were no controlling shareholders of the Company's common stock. Following completion of the Private Placement, SAIF and Venture Tech together beneficially own approximately 50.3% of the outstanding shares of the Company's common stock. SAIF paid $9,999,999.25 to acquire 11,764,705 shares of the Company's common stock. Venture Tech paid $5,000,000.05 to acquire 5,882,353 shares of the Company's common stock. As of the date of filing, the Company is not aware of any additional information regarding the source of funds invested by the SAIF or Venture Tech.

         In accordance with the terms of the Purchase Agreement, SAIF and Venture Tech together have the right to designate five of the nine directorships.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Nagarjun Valluripalli, the former Chairman of the Board, President, and Chief Executive Officer of the Company, Rajkumar Koneru, a former officer and director of the Company, and Ashok Pandey, a shareholder and former officer and director of the Company, were the sole shareholders of Intelligroup Asia Private Ltd. ("Intelligroup Asia"). Historically, Intelligroup Asia operated the Advanced Development Center in Hyderabad, India for the sole and exclusive use and benefit of the Company and all contracts and commercial arrangements of Intelligroup Asia were subject to prior approval by the Company. The Company and Messrs. Valluripalli, Koneru and Pandey entered into an agreement pursuant to which the Company would, subject to necessary Indian government approvals, acquire the shares of Intelligroup Asia for nominal consideration. Such Indian government approvals were received in September 1997. As a result, the Company currently owns 99.8% of the shares of Intelligroup Asia.

          Nagarjun Valluripalli, the Company's former Chairman of the Board, President, Chief Executive Officer and a former Director of the Company is an owner (the "Owner") of real estate located at 5-9-22, Secretariat Road in Hyderabad, India. On October 2, 2003, Intelligroup Asia Private, Ltd., a 99.8% owned and wholly-controlled subsidiary of the Company ("IGA") and the Owner executed a memorandum of understanding (the "MOA") relating to a proposed lease whereby the Owner would lease the 5th and 6th floors of the property ("Premises") to the Company for certain of the Company's India operations. As contemplated in the MOA, on June 18, 2004, the Owner and IGA executed leases for the Premises and the amenities, furnishings and fittings. The leases provide for a minimum lease period of three years with a renewal option for an additional three years. The leases provide for a three-month notice period for either party to terminate the lease. Under the terms of the lease for the amenities, IGA paid a deposit of 5,820,000 rupees (approximately $133,000) and advance lease rentals of 11,640,000 rupees (approximately $266,000) upon the handing over of the amenities and shall pay monthly rent of 1,164,000 rupees (approximately $27,000). Under the terms of the lease for the Premises, IGA paid a deposit of 4,656,000 rupees (approximately $106,000) and advance lease rentals of 9,312,000 rupees (approximately $213,000) upon the handing over of the Premises and shall pay monthly rent of 931,000 rupees (approximately $21,000). Prior to entering into this transaction, the Company's Board of Directors determined that the terms and conditions were no less favorable to the Company than could be obtained from unrelated third parties.


         The Board of Directors of the Company adopted a policy in 2003 requiring that any future transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties. In addition, New Jersey law requires that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

         Effective August 1, 2005, IGA entered into an agreement to lease certain premises for certain of the Company's India operations from ILABS Hyderabad Technology Center Pvt. Ltd. ("iLabs"), a party with which two members of the Company's Board, Srinivasa Raju and Sandeep Reddy are affiliated. The terms of the lease agreement provide for, among other things: (1) a minimum lease period of five years with an option for two three-year renewal periods;
(2) payment of a security deposit in the amount of 15,282,000 Indian rupees (approximately $352,000); (3) payment of monthly lease fees in the amount of 1,698,000 Indian rupees (approx. $40,000), subject to yearly five percent (5%) escalation; and (4) monthly operations and maintenance fees of 283,000 Indian rupees (approximately $7,000). Prior to entering into this lease, the Company's Board of Directors reviewed the proposed lease and determined that the terms and conditions were no less favorable to the Company than could be obtained from unrelated third parties.



                             SHAREHOLDERS' PROPOSALS

          Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the Company's 2006 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Secretary of the Company at its offices at 499 Thornall Street, Edison, New Jersey 08837, in writing not later than January 7, 2006.

          Shareholders who intend to present a proposal at the Meeting without inclusion of such proposal in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advance notice of such proposal to the Secretary of the Company at the aforementioned address not later than December 9, 2005.

          If the Company does not receive notice of a shareholder proposal within this timeframe, the Company's management will use its discretionary authority to vote the shares it represents as the Board of the Company may recommend.

          The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

                         HOUSEHOLDING OF PROXY MATERIALS

          The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Intelligroup, Inc., 499 Thornall Street, Edison, New Jersey 08837, Attn: Legal Department.

                                  OTHER MATTERS

          The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.


                                     GENERAL

          The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

          In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

          Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

          INTELLIGROUP, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON DECEMBER 2, 2005 AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

          PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS. ALSO, REGISTERED AND MOST BENEFICIAL SHAREHOLDERS MAY VOTE BY TELEPHONE OR OVER THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY. I URGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. IN THIS WAY, YOU CAN BE SURE YOUR SHARES WILL BE VOTED AT THE MEETING.

                                        By Order of the Board of Directors



                                        Vikram Gulati,

                                        President and Chief Executive Officer

Edison, New Jersey

December 9, 2005

                                                                         ANNEX A

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                     OF THE
                                     ------

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                              OF INTELLIGROUP, INC.
                              ---------------------

The undersigned has executed this Certificate of Amendment under Section 14A:9-2(4) of the New Jersey Business Corporation Act for the purpose of amending its Certificate of Incorporation.

1.       NAME
         ----

     The name of this Corporation is Intelligroup, Inc.

2.       AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
         ----------------------------------------------

     The Certificate of Incorporation is hereby amended in the following respects: The first paragraph of Article Three of the Certificate of Incorporation is hereby amended to read:

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares. The Corporation is authorized to issue two classes of stock designated as "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is fifty million (50,000,000), each such share of Common Stock having a par value of $.01. The total number of shares of Preferred Stock authorized to be issued by the Corporation shall be five million (5,000,000), each such share of Preferred Stock having a par value of $.01, all of which is undesignated.

3.       DATE OF ADOPTION BY THE SHAREHOLDERS
         ------------------------------------

         The amendments of the Certificate of Incorporation were adopted by the Shareholders of this Corporation on [December 27, 2005].

         At the time of such adoption, 35,102,440 shares were entitled to vote thereon, and the vote was as follows:

         [_________] shares in favor of adoption.

         [_________] shares against adoption.

4.       EFFECTIVE DATE OF THE AMENDMENT
         -------------------------------

         The amendments of the Certificate of Incorporation become effective on the day that this Certificate of Amendment is filed in the office of the New Jersey Secretary of State.

IN WITNESS WHEREOF, the undersigned hereby certify that the information set forth in this Certificate of Amendment is true and complete.

                                     INTELLIGROUP, INC.


                                     ------------------------------
                                     Vikram Gulati
                                     Chief Executive Officer and President


ATTEST:


------------------------
Madhu Poomalil
Secretary

                                                                         ANNEX B

                               INTELLIGROUP, INC.
                        2004 EQUITY INCENTIVE AWARD PLAN

                                    ARTICLE 1

                                     PURPOSE

          The purpose of the Intelligroup, Inc. 2004 Equity Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Intelligroup, Inc. (the "Company") by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

                                    ARTICLE 2

                          DEFINITIONS AND CONSTRUCTION

          Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

          2.1 "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

          2.2 "Award Agreement" means any written or online agreement, contract, or other instrument or document evidencing an Award.

          2.3  "Board" means the Board of Directors of the Company.

          2.4  "Change of Control" means and includes each of the following:

               (a) The acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent 50% or more of the combined voting power of the Company's then outstanding voting securities, other than

                   (i) An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

                   (ii) An acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

                   (iii) An acquisition of voting securities pursuant to a transaction described in Section 2.4(c) below that would not be a Change of Control under Section 2.4(c);

Notwithstanding the foregoing, the following event shall not constitute an "acquisition" by any person or group for purposes of this Section 2.4: an acquisition of the Company's securities by the Company which causes the Company's voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

               (b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority thereof; or

               (c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

                   (i) Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

                   (ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

               (d) The Company's stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

          2.5  "Code" means the Internal Revenue Code of 1986, as amended.

          2.6 "Committee" means the committee of the Board described in Article 12.

          2.7  "Consultant" means any consultant or adviser if:

               (a) The consultant or adviser renders bona fide services to the Company;

               (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

               (c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

          2.8 "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

          2.9 "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

          2.10 "Disability" means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.

          2.11 "Effective Date" shall have the meaning set forth in Section
13.1.

          2.12 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

          2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.14 "Fair Market Value" means, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any date shall be the closing sales price of a share of Stock as reported on the Nasdaq National Market (or on any national securities exchange on which the Stock is then listed) for the trading day immediately prior to the date of grant.

          2.15 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          2.16 "Independent Director" means a member of the Board who is not an Employee of the Company.

          2.17 "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

          2.18 "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          2.19 "Option" means a right granted to a Participant pursuant to
Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          2.20 "Other Stock-Based Award" means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.6 of the Plan.

          2.21 "Participant" means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

          2.22 "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

          2.23 "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by
Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          2.24 "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          2.25 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

          2.26 "Performance Share" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          2.27 "Performance Stock Unit" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          2.28 "Plan" means this Intelligroup, Inc. 2004 Equity Incentive Award Plan, as it may be amended from time to time.

          2.29 "Prior Plan" means the Intelligroup, Inc. 1996 Stock Plan, as may be amended from time to time.

          2.30 "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

          2.31 "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

          2.32 "Restricted Stock Unit" means an Award granted pursuant to
Section 8.5.

          2.33 "Stock" means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

          2.34 "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

          2.35 "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

          2.36 "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                                    ARTICLE 3

                           SHARES SUBJECT TO THE PLAN

          3.1  Number of Shares.

                (a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 2,500,000 shares; and (ii) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan and which following the Effective Date are not issued under the Prior Plan. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be the number specified in Section 3.1(a)(i), and, if necessary to satisfy such regulations, such maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).

               (b) Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award (or any stock option or other award granted pursuant to the Prior Plan) that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or the Prior Plan; (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) or Prior Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and (iv) shares of Stock withheld in payment of the exercise price or taxes relating to any Award or Prior Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to any Award or Prior Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan; provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a "material revision" of the Plan subject to stockholder approval under then applicable rules of the Nasdaq Stock Market (or any other applicable exchange or quotation system). In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This
Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this
Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

          3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

          3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a rolling three-year period (measured from the date of any grant) shall be 500,000.

                                    ARTICLE 4

                          ELIGIBILITY AND PARTICIPATION

          4.1  Eligibility.

               (a) General. Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, as determined by the Committee.

               (b) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Consultants or members of the Board, the Committee, in its sole discretion, shall have the power and authority to:

                   (i) Determine which Subsidiaries shall be covered by the Plan;

                   (ii) Determine which Employees, Consultants or members of the Board outside the Unites States are eligible to participate in the Plan;

                   (iii) Modify the terms and conditions of any Award granted to Employees, Consultants or members of the Board outside the United States to comply with applicable foreign laws;

                   (iv) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and

                   (v) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

          4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

                                    ARTICLE 5

                                  STOCK OPTIONS

          5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

               (a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value on the date of grant.

               (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years; and, provided, further, that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant's death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

               (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock held for longer than 6 months having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of
Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option in any method which would violate Section 13(k) of the Exchange Act.

               (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

          5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 5.2:

               (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

               (b) Expiration of Option. An Incentive Stock Option may not be exercised to any extent by anyone after the first to occur of the following events:

                   (i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

                   (ii) One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

               (c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

               (d) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

               (e) Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

               (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

               (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

          5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable for the same number of shares of Stock as such substituted Option would have been exercisable for.

          5.4 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the
Plan:

               (a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

               (b) Subject to Section 3.3, determine the number of shares of Stock to be subject to Options granted to such selected Independent Directors; and

               (c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

                                    ARTICLE 6

                             RESTRICTED STOCK AWARDS

          6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

          6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

          6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

          6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

                                    ARTICLE 7

                            STOCK APPRECIATION RIGHTS

          7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

          7.2  Coupled Stock Appreciation Rights.

               (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

               (b) A CSAR may be granted to a Participant for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

               (c) A CSAR shall entitle the Participant (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company the unexercised portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Stock on the date of exercise of the CSAR by the number of shares of Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

          7.3  Independent Stock Appreciation Rights.

               (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Stock as the Committee may determine. The exercise price per share of Stock subject to each ISAR shall be set by the Committee; ; provided that the exercise price for any ISAR shall not be less than 100% of the Fair Market Value on the date of grant; and provided, further, that, the Committee in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise.

               (b) An ISAR shall entitle the Participant (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Stock on the date of exercise of the ISAR by the number of shares of Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

          7.4  Payment and Limitations on Exercise.

               (a) Payment of the amounts determined under Sections 7.2(c) and 7.3(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee.

               (b) To the extent any payment under Section 7.2(c) or 7.3(b) is effected in Stock it shall be made subject to satisfaction of all provisions of
Article 5 above pertaining to Options.

                                    ARTICLE 8

                              OTHER TYPES OF AWARDS

          8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

          8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

          8.3 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

          8.4 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

          8.5 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock.

          8.6 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

          8.7 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

          8.8 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock, unless otherwise permitted by applicable state law.

          8.9 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units and Other Stock-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

          8.10 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

          8.11 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

                                    ARTICLE 9

                            PERFORMANCE-BASED AWARDS

          9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

          9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one

Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

          9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

          9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

          9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

                                   ARTICLE 10

                         PROVISIONS APPLICABLE TO AWARDS

          10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

          10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

          10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

          10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

          10.5 Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

                                   ARTICLE 11

                          CHANGES IN CAPITAL STRUCTURE

          11.1 Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 and the numbers of Shares in Section 5.4); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          11.2 Acceleration upon a Change of Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, the Committee may provide that if a Change of Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

          11.3 Outstanding Awards - Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

          11.4 Outstanding Awards - Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

          11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

                                   ARTICLE 12

                                 ADMINISTRATION

          12.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (x) a Non-Employee Director, and (y) an "outside director" pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

          12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

          12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

               (a) Designate Participants to receive Awards;

               (b) Determine the type or types of Awards to be granted to each Participant;

               (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

               (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

               (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

               (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

               (g) Decide all other matters that must be determined in connection with an Award;

               (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

               (i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

               (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

          12.4 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

          12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this
Section 12.5 shall serve in such capacity at the pleasure of the Committee.

                                   ARTICLE 13

                          EFFECTIVE AND EXPIRATION DATE

          13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.

          13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

                                   ARTICLE 14

                    AMENDMENT, MODIFICATION, AND TERMINATION

          14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11),
(ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by
Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

          14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

                                   ARTICLE 15

                               GENERAL PROVISIONS

          15.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

          15.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

          15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

          15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

          15.5 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

          15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

          15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

          15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

          15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

          15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New Jersey.

                                    * * * * *

          I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Intelligroup, Inc. on _________ __, 2004.



                                    * * * * *

          I hereby certify that the foregoing Plan was approved by the stockholders of Intelligroup, Inc.
on ____________ __, 2004.



          Executed on this ____ day of _______________, 2004.


                                                     -------------------
                                                     Corporate Secretary

                                                                         ANNEX C
                                 FIRST AMENDMENT
                                     TO THE
               INTELLIGROUP, INC. 2004 EQUITY INCENTIVE AWARD PLAN


Intelligroup, Inc. (the "Company"), a corporation organized under the laws of the State of New Jersey, has previously adopted the Intelligroup, Inc. 2004 Equity Incentive Award Plan (the "Plan").

In order to amend the Plan in certain respects, this First Amendment to the Plan has been adopted by a resolution of the Compensation Committee of Board of Directors of the Company on September 24, 2004, effective as set forth below.

This First Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

1. Effective as of September 24, 2004, Section 3.1(a)(i) of the Plan is hereby amended by replacing the number "2,500,000" with the number "1,100,000".

                                 * * * * * * * *

Executed this 24th day of September, 2004.

                                             INTELLIGROUP, INC.



                                              By:     /s/ Christian Misvaer
                                                  ------------------------------
                                                             Officer

                                                                         ANNEX D
                                SECOND AMENDMENT
                                     TO THE
               INTELLIGROUP, INC. 2004 EQUITY INCENTIVE AWARD PLAN


Intelligroup, Inc. (the "Company"), a corporation organized under the laws of the State of New Jersey, has previously adopted the Intelligroup, Inc.
2004 Equity Incentive Award Plan (the "Plan").

In order to amend the Plan in certain respects, this Second Amendment to the Plan has been adopted by a resolution of the Compensation Committee of Board of Directors of the Company on _______ __, 2005 and shall become effective upon receipt of shareholder approval. This Second Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

1. Effective as of ________ __, 2005, Section 3.3 of the Plan is hereby amended by replacing the number "500,000" with the number "1,000,000".

2. Effective as of _________ __, 2005, Section 5.1(a) of the Plan is hereby amended to add the following "Notwithstanding the foregoing, the Committee may in its discretion issue up to 500,000 Options priced at less than 100% of the Fair Market Value as of the date of grant."

                                 * * * * * * * *

Executed this __th day of ______________, 2005.

                                                              INTELLIGROUP, INC.

                                                          By:
                                                             -------------------
                                                                   Officer

          I hereby certify that the foregoing Amendment No. 2 to the Plan was duly adopted by the Board of Directors of Intelligroup, Inc. on _________ __, 2005.

                                   * * * * *

          I hereby certify that the foregoing Amendment No. 2 to the Plan was approved by the stockholders of Intelligroup, Inc. on [December 27, 2005].


          Executed on this ____ day of _______________, 2005.



-----------------------
Corporate Secretary

                                                                         ANNEX E

                               Intelligroup, Inc.

                      Nominating, Corporate Governance and
                  Qualified Legal Compliance Committee Charter


A.   PURPOSE

     The purpose of the Nominating, Corporate Governance and Qualified Legal Compliance Committee ("Committee") is to:

          o recommend to the Board the persons to be nominated for election as directors at any meeting of shareholders;

          o develop and recommend to the Board a set of corporate governance principles applicable to the Company;

          o    oversee the evaluation of the Board; and

          o to receive, review, investigate and respond to reports from attorneys (both in-house and law firm counsel) reporting evidence of a material violation in accordance with the rules and regulations promulgated under Section 307 of the Sarbanes-Oxley Act of 2002 and adopted as Part 205 of the Securities and Exchange Commission's rules and regulations (the "Rules").

B.   STRUCTURE AND MEMBERSHIP

     1. Number. The Committee shall consist of at least three members of the Company's board of directors who are not employed, directly or indirectly, by the Company. One member of the Committee shall also serve on the Company's Audit Committee.

     2. Independence. Except as otherwise permitted by the applicable rules of the national exchange upon which the Company's securities are listed ("Exchange Rules"), each member of the Committee shall be an "independent director" as defined by such rules.

     3. Chair. Unless the Board elects a Chair of the Committee, the Committee shall elect a Chair by majority vote.

     4. Compensation. The compensation of Committee members shall be as determined by the Board of Directors. No member of the Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the board of directors or a committee of the board of directors.

     5. Selection and Removal. Members of the Committee shall be appointed by the Board. The Board may remove members of the Committee from such Committee, with or without cause.

C.   AUTHORITY AND RESPONSIBILITIES

     The Committee shall have the following authority and responsibilities.

     GENERAL

     The Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management, in accordance with its business judgment.

     BOARD AND COMMITTEE MEMBERSHIP

     1. Selection of Director Nominees. Except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors, the Committee shall be responsible for recommending to the Board the nominees for election as directors at any meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee shall consider candidates proposed by shareholders. The Committee shall review and evaluate information available to it regarding candidates proposed by shareholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

     2. Criteria for Selecting Directors. The Board's criteria for selecting directors are as set forth in the Company's Corporate Governance Guidelines. The Committee shall use such criteria and the principles set forth in such Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by shareholders.

     3. Search Firms. The Committee shall have the authority to retain and terminate any search firm to be used to identify director nominees, including authority to approve the search firm's fees and other retention terms. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm engaged by the Committee.

     4. Selection of Committee Members. The Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board.

     CORPORATE GOVERNANCE

     5. Corporate Governance Guidelines. The Committee shall develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company. The Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.

     EVALUATION OF THE BOARD; SUCCESSION PLANNING

     6. Evaluation of the Board. The Committee shall be responsible for overseeing an annual self-evaluation of the Board and its committees to determine whether it and its committees are functioning effectively. The Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board's performance, to be discussed with the Board.

     7. Succession of Senior Executives. The Committee shall oversee an annual review by the Board on succession planning, which shall include transitional leadership in the event of an unplanned vacancy.

     LEGAL COMPLIANCE

     8. Inform the Company's chief legal officer and chief executive officer (or the equivalents thereof) of any report of "evidence of a material violation" as defined by federal securities laws.

     9. Determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

          (A) Notify the audit committee or the full board of directors of the Company;

          (B) Initiate an investigation, which may be conducted either by the chief legal officer (or the equivalent thereof) or by outside attorneys; and

          (C) Retain such additional expert personnel as the Committee deems necessary.

     10.  At the conclusion of any such investigation, to:

          (A) Recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and

          (B) Inform the chief legal officer and the chief executive officer (or the equivalents thereof) and the board of directors of the results of any such investigation under this section and the appropriate remedial measures to be adopted.

     11. Take all other appropriate action, including notifying the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the Committee has recommended the Company to take.

D.   PROCEDURES AND ADMINISTRATION

     1. Meetings. The Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee may act by majority vote of its members at any duly called meeting. The Committee may also act by unanimous written consent. The Committee shall keep such records of its meetings as it shall deem appropriate.

     2. Subcommittees. The Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

     3. Reports to the Board. The Committee shall report regularly to the Board.

     4. Additional Powers. The Committee shall have such other duties as may be delegated from time to time by the board of directors.

     5. Charter. At least annually, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the board of directors for approval.

     6. Independent Advisors. The Committee shall have the authority, without any further action by the board of directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Committee.

     7. Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

     8. Procedures. The Committee shall establish written procedures for the confidential receipt, retention and consideration of reports regarding potential material violations.

                                                                         ANNEX F

                               INTELLIGROUP, INC.

                         CORPORATE GOVERNANCE GUIDELINES


The Board of Directors (the "Board") of Intelligroup, Inc. (the "Company") has adopted the following Corporate Governance Guidelines (the "Guidelines") to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its shareholders. The Guidelines should be applied in a manner consistent with all applicable laws and the Company's charter and bylaws, each as amended and in effect from time to time. The Guidelines provide a framework for the conduct of the Board's business. The Board may modify or make exceptions to the Guidelines from time to time in its discretion and consistent with its duties and responsibilities to the Company and its shareholders.

E.   DIRECTOR RESPONSIBILITIES

     1. Oversee Management of the Company. The principal responsibility of the directors is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. This responsibility includes:

          o Reviewing and approving fundamental operating, financial and other corporate plans, strategies and objectives.

          o Evaluating the performance of the Company and its senior executives and taking appropriate action, including removal, when warranted.

          o Evaluating the Company's compensation programs on a regular basis and determining the compensation of its senior executives.

          o Requiring, approving and implementing senior executive succession plans.

          o Evaluating whether corporate resources are used only for appropriate business purposes.

          o Establishing a corporate environment that promotes timely and effective disclosure (including robust and appropriate controls, procedures and incentives), fiscal accountability, high ethical standards and compliance with all applicable laws and regulations.

          o Reviewing and approving material transactions and commitments not entered into in the ordinary course of business.

          o    Reviewing related party transactions.

          o Developing a corporate governance structure that allows and encourages the Board to fulfill its responsibilities.

          o Providing advice and assistance to the Company's senior executives.

          o Evaluating the overall effectiveness of the Board and its committees.

     2. Exercise Business Judgment. In discharging their fiduciary duties of care, loyalty and candor, directors are expected to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders.

     3. Understand the Company and its Business. Directors have an obligation to become and remain informed about the Company and its business, including the following:

          o The principal operational and financial objectives, strategies and plans of the Company.

          o The results of operations and financial condition of the Company and of significant subsidiaries and business segments.

          o The relative standing of the business segments within the Company and vis-a-vis competitors.

          o    The factors that determine the Company's success.

          o The risks and problems that affect the Company's business and prospects.

     4. Establish Effective Systems. Directors are responsible for determining that effective systems are in place for the periodic and timely reporting to the Board on important matters concerning the Company, including the following:

          o Current business and financial performance, the degree of achievement of approved objectives and the need to address forward-planning issues.

          o Future business prospects and forecasts, including actions, facilities, personnel and financial resources required to achieve forecasted results.

          o Financial statements, with appropriate segment or divisional breakdowns.

          o Compliance programs to assure the Company's compliance with law and corporate policies.

          o    Material litigation and governmental and regulatory matters.

          o Monitoring and, where appropriate, responding to communications from shareholders.

          Directors should also periodically review the integrity of the Company's internal control and management information systems.

     5. Board, Shareholder and Committee Meetings. Directors are responsible for attending Board meetings, meetings of committees on which they serve and the annual meeting of shareholders, and devoting the time needed, and meeting as frequently as necessary, to discharge their responsibilities properly.

     6. Reliance on Management and Advisors; Indemnification. The directors are entitled to rely on the Company's senior executives and its outside advisors, auditors and legal counsel, except to the extent that any such person's integrity, honesty or competence is in doubt. The directors are also entitled to Company-provided indemnification, statutory exculpation and directors' and officers' liability insurance.

F.       DIRECTOR QUALIFICATION STANDARDS

     1. Independence. Except as may otherwise be permitted by NASDAQ rules, a majority of the members of the Board shall be independent directors. To be considered independent: (1) a director must be independent as determined under the applicable rules of the national exchange upon which the Company's securities are listed and (2) in the Board's judgment, the director must not have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     2. Size of the Board. The Board currently has 7 members. The Board believes this is an appropriate size given the Company's present circumstances, but that a smaller or larger Board may be appropriate at any given time, depending on circumstances and changes in the Company's business.

     3. Other Directorships. A director shall limit the number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to the Company, including preparing for and attending meetings. Directors should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. Service on boards and/or committees of other organizations shall comply with the Company's conflict of interest policies.

     4. Tenure. The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefit the entire membership of the Board as well as management. As an alternative to term limits, the Nominating and Corporate Governance Committee shall review each director's continuation on the Board at least once every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board and allow the Company to conveniently replace directors who are no longer interested or effective.

     5. Retirement. Any director who reaches the age of 70 while serving as a director will retire from the Board effective at the end of his or her then current term, unless the Board or its Nominating Committee specifically recommend that the director in question shall continue in service.

     6. Lead Director. In the event that the Chairman of the Board is not an independent director, the Nominating and Corporate Governance Committee may nominate an independent director to serve as "Lead Director," who shall be approved by a majority of the independent directors.

          The Lead Director, if one is appointed, shall:

          o Chair any meeting of the independent directors in executive session;

          o Meet with any director who is not adequately performing his or her duties as a member of the Board or any committee;

          o Facilitate communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer; however, each director is free to communicate directly with the Chairman of the Board and with the Chief Executive Officer;

          o Work with the Chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board; and

          o Otherwise consult with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

          Unless the Board determines otherwise, an individual will serve as Lead Director for no more than 2 consecutive years.

     7. Separation of the Offices of Chairman and Chief Executive Officer. The Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors or should be an employee of the Company.

     8. Selection of New Director Candidates. Except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee shall be responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and (ii) recommending to the Board the persons to be nominated for election as directors at any meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees shall be considered for recommendation by the Nominating and Corporate Governance Committee in accordance with these Guidelines, the policies and principles in its charter and the criteria set forth in Attachment A to these Guidelines. It is expected that the Nominating and Corporate Governance Committee will have direct input from the Chairman of the Board, the Chief Executive Officer and, if one is appointed, the Lead Director.

     9. Extending the Invitation to a New Director Candidate to Join the Board. The invitation to join the Board should be extended by the Chairman of the Board, on behalf of the Board, and the Chairman of the Nominating and Corporate Governance Committee, on behalf of such Committee. Unauthorized approaches to prospective directors can be premature, embarrassing and harmful.

     10. Former Chief Executive Officer's Board Membership. The Board believes that the continuation of a former Chief Executive Officer of the Company on the Board is a matter to be decided in each individual instance by the Board, upon recommendation of the Nominating and Corporate Governance Committee. Accordingly, when the Chief Executive Officer ceases to serve in that position, he or she will be expected to resign from the Board if so requested by the Board, upon recommendation of the Nominating and Corporate Governance Committee.

G.   BOARD MEETINGS

     1. Selection of Agenda Items. The Chairman of the Board shall approve the agenda for each Board meeting. Each Board member is free to suggest the inclusion of agenda items and is free to raise at any Board meeting subjects that are not on the agenda for that meeting.

     2. Frequency and Length of Meetings. The Chairman of the Board, in consultation with the members of the Board, shall determine the frequency and length of the Board meetings. Special meetings may be called from time to time as determined by the needs of the business.

     3. Advance Distribution of Materials. Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting. The Board acknowledges that certain items to be discussed at a Board or committee meeting may be of an extremely confidential or time-sensitive nature and that the distribution of materials on these matters prior to meetings may not be appropriate or practicable. Presentations made at Board meetings should do more than summarize previously distributed Board meeting materials.

     4. Executive Sessions. The independent directors shall meet in executive session at least semi-annually to discuss, among other matters, the performance of the Chief Executive Officer. The non-management directors will meet in executive session at other times at the request of any non-management director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings. The director who presides at these meetings shall be the Lead Director if there is one, and if not, shall be chosen by the non-management directors, and his or her name shall be disclosed in the annual meeting proxy statement. In the event the Company is a "Controlled Company" as defined under the applicable rules of the national exchange on which the Company's securities are listed, the non-employee directors shall meet in executive session at least semi-annually to discuss among other matters, the performance of the Chief Executive Officer.

     5. Attendance of Non-Directors at Board Meetings. The Board encourages the senior executives of the Company to, from time to time, bring Company personnel into Board meetings who (i) can provide additional insight into the items being discussed because of personal involvement in these areas or (ii) appear to be persons with future potential who should be given exposure to the Board.

H.   BOARD COMMITTEES

     1. Key Committees. The Board shall have at all times an Audit Committee, a Compensation Committee and a Nominating, Corporate Governance and Qualified Legal Compliance Committee. Each such committee shall have a charter that has been approved by the Board. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

     2. Assignment and Rotation of Committee Members. The Nominating and Corporate Governance Committee shall be responsible for recommending to the Board the directors to be appointed to each committee of the Board. Except as otherwise permitted by the applicable rules of the national exchange on which the Company's securities are listed, each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be an "independent director" as defined by such rules.

     3. Committee Charters. In accordance with the applicable rules of the national exchange on which the Company's securities are listed, the charters of the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Qualified Legal Compliance Committee shall set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The Board shall, from time to time as it deems appropriate, review and reassess the adequacy of each charter and make appropriate changes.

     4. Selection of Agenda Items. The chairman of each committee, in consultation with the committee members, shall develop the committee's agenda or shall delegate such function to other directors or to management. At the beginning of the year each committee shall establish a schedule of subjects to be discussed during the year (to the extent practicable). The schedule for each committee meeting shall be furnished to all directors.

     5. Frequency and Length of Committee Meetings. The chairman of each committee, in consultation with the committee members, shall determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. Special meetings may be called from time to time as determined by the needs of the business and the responsibilities of the committees.

I.   DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

     1. Access to Officers and Employees. Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors shall use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and shall, to the extent appropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

     2. Access to Independent Advisors. The Board and each committee have the power to hire and consult with independent legal, financial or other advisors for the benefit of the Board or such committee, as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. Such independent advisors may be the regular advisors to the Company. The Board or any such committee is empowered, without further action by the Company, to cause the Company to pay the compensation of such advisors as established by the Board or any such committee.

J.   DIRECTOR COMPENSATION

     1. Role of Board and Compensation Committee. The form and amount of director compensation shall be determined by the Compensation Committee in accordance with the policies and principles set forth below. The Compensation Committee shall conduct an annual review of the compensation of the Company's directors. The Compensation Committee shall consider that questions as to directors' independence may be raised if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated or if the Company enters into consulting contracts or business arrangements with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

     2. Form of Compensation. The Board believes that directors should be incentivized to focus on long-term shareholder value. Including equity as part of director compensation helps align the interest of directors with those of the Company's shareholders.

     3. Amount of Consideration. The Company seeks to attract exceptional talent to its Board. Therefore, the Company's policy is to compensate directors at least competitively relative to comparable companies. The Company's management shall, from time to time, present a comparison report to the Board, comparing the Company's director compensation with that of comparable companies. The Board believes that it is appropriate for the Chairman of the Board and the chairmen and members of the committees to receive additional compensation for their services in those positions.

     4. Employee Directors. Directors who are also employees of the Company shall receive no additional compensation for Board or committee service.

K.   DIRECTOR ORIENTATION AND CONTINUING EDUCATION

     1. Director Orientation. The Board and the Company's management shall conduct a mandatory orientation program for new directors. The orientation program shall include presentations by management to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors and its General Counsel and outside legal advisors. In addition, the orientation program shall include a review of the Company's expectations of its directors in terms of time and effort, a review of the directors' fiduciary duties and visits to Company headquarters and, to the extent practical, certain of the Company's significant facilities. All other directors are also invited to attend the orientation program.

     2. Continuing Education. Each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise. The Company shall pay all reasonable expenses related to continuing director education.

L.   MANAGEMENT EVALUATION AND SUCCESSION

     1. Selection of Chief Executive Officer. The Board selects the Company's Chief Executive Officer in the manner that it determines to be in the best interests of the Company's shareholders.

     2. Evaluation of Senior Executives. The Compensation Committee shall be responsible for overseeing the evaluation of the Company's senior executives. In conjunction with the Audit Committee, in the case of the evaluation of the senior financial executives, the Compensation Committee shall determine the nature and frequency of the evaluation and the persons subject to the evaluation, supervise the conduct of the evaluation and prepare assessments of the performance of the Company's senior executives, to be discussed with the Board periodically. The Board shall review the assessments to ensure that the senior executives are providing the best leadership for the Company over both the long- and short-term.

     3. Succession of Senior Executives. The Nominating and Corporate Governance Committee shall be responsible for overseeing an annual evaluation of succession planning.

M.   ANNUAL PERFORMANCE EVALUATION OF THE BOARD

     The Nominating and Corporate Governance Committee shall oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee shall determine the nature of the evaluation, supervise the conduct of the evaluation and prepare an assessment of the Board's performance, to be discussed with the Board. The purpose of this process is to improve the effectiveness of the Board and its committees and not to target individual Board members.

N. BOARD INTERACTION WITH SHAREHOLDERS, INSTITUTIONAL INVESTORS, THE PRESS, CUSTOMERS, ETC.

     The Board believes that the Chief Executive Officer and his or her designees speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company's senior executives.

     The Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Corporate Governance Committee shall, subject to advice and assistance from the General Counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

O.   PERIODIC REVIEW OF THE CORPORATE GOVERNANCE GUIDELINES

     The Nominating and Corporate Governance Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of these Guidelines and recommend any proposed changes to the Board for approval.

INTELLIGROUP, INC.

Attachment A to Corporate Governance Guidelines
-----------------------------------------------

CRITERIA FOR NOMINATION AS A DIRECTOR

GENERAL CRITERIA

1. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

2. Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

3. Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

4. Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders.

5. Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.

6. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

APPLICATION OF CRITERIA TO EXISTING DIRECTORS

     The renomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee shall consider the existing directors' performance on the Board and any committee, which shall include consideration of the extent to which the directors undertook continuing director education.

CRITERIA FOR COMPOSITION OF THE BOARD

         The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

INTELLIGROUP, INC.                 VOTE BY INTERNET - www.proxyvote.com

C/O AST

499 THORNALL STREET

EDISON, NJ 08837                   Use the Internet to transmit your voting
                                   instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.



                                   VOTE BY PHONE - 1-800-690-6903

                                   Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.



                                   VOTE BY MAIL

                                   Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Intelligroup, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR            INTEL 1   KEEP THIS PORTION
BLACK INK AS FOLLOWS:                            FOR YOUR RECORDS


--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY



              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.



INTELLIGROUP, INC.


Please mark your votes as in this example. |X|

                                                      TO WITHHOLD AUTHORITY TO
                                                      VOTE, MARK "FOR ALL
                                                      EXCEPT" AND WRITE THE
                                                      NOMINEE'S NUMBER ON THE
                                                      LINE BELOW.


                                ------------------------------------------------

1.   ELECTION OF DIRECTORS                            For All  Withhold  For All
                                                                 All     Except

Nominees:   01  Ravi Adusumalli,                        |_|      |_|      |_|

            02) Ajit Isaac,

            03) Vikram Gulati,

            04) Srinivasa Raju,

            05) Sandeep Reddy,

            06) Alexander Graham Wilson

            07) Andrew Y. Yan


[GRAPHIC OMITTED]
[GRAPHIC OMITTED]

VOTE ON PROPOSALS


2.  Approval of proposal to ratify the appointment of JH Cohn LLP as             For    Against   Abstain
independent public registered accounting firm

of the Company for the year ending December 31, 2005                             |_|      |_|       |_|



3.  Approval of proposal to amend the Certificate of Incorporation to            For    Against   Abstain
increase the number of

authorized shares from 40,000,000 to 50,000,000                                  |_|      |_|       |_|



4.  Approval of adoption of the Second Amendment to the 2004 Equity Incentive    For    Against   Abstain
Award Plan

                                                                                 |-|      |-|       |-|



5.  In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the Meeting

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF THE SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

--------------------------------------------  --------------  ------------------------------  -------------

--------------------------------------------  --------------  ------------------------------  -------------
Signature (PLEASE SIGN WITHIN BOX)            Date            Signature (Joint Owners)        Date


                               INTELLIGROUP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints Vikram Gulati and Madhu Poomalil, and each of them, true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Intelligroup, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton at Woodbridge Place, 515 Route One South, Iselin, New Jersey at 10:00 a.m., local time, on Tuesday, December 27, 2005 and at any adjournment or adjournments thereof, upon the proposals set forth on the reverse side and more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
COMMENTS: ______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         (If you noted any Comments above, please mark corresponding box on the reverse side.)



                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)